Execution Version




                                   Exhibit 2.1

                            ASSET PURCHASE AGREEMENT

                                   dated as of

                                  July 18, 2005

                                  by and among

                Similarity Vector Technologies (Sivtech) Limited
                           (d/b/a Similarity Systems),

                            Similarity Systems Inc.,

                    Conversion Services International, Inc.,

                                       and

                           Evoke Software Corporation

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I -- DEFINITIONS.......................................................1

   1.01.  Definitions..........................................................1

ARTICLE II - PURCHASE AND SALE.................................................7

   2.01.  Purchase and Sale by Buyer...........................................7
   2.02.  Purchase and Sale by SVT.............................................8
   2.03.  Excluded Assets......................................................9
   2.04.  Assumption of Liabilities...........................................10
   2.05.  Excluded Liabilities................................................10
   2.06.  Assignment of Contracts and Rights..................................12
   2.07.  Purchase Price; Closing.............................................12
   2.08.  Allocation of Purchase Price........................................13
   2.09   Purchase Price Adjustment...........................................14
   2.10   Holdback Consideration..............................................16
   2.11   Earnout.............................................................17

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT.............18

   3.01.  Corporate Existence and Power.......................................18
   3.02.  Corporate Authorization.............................................19
   3.03.  Governmental Authorization; Consents................................20
   3.04.  Non-Contravention...................................................20
   3.05.  Financial Statements................................................20
   3.06.  Absence of Certain Changes..........................................21
   3.07.  Personal Property...................................................23
   3.08.  Real Property.......................................................23
   3.09.  Sufficiency of Purchased Assets.....................................23
   3.10.  Title to Purchased Assets...........................................23
   3.11.  No Undisclosed Liabilities..........................................24
   3.12.  Litigation..........................................................24
   3.13.  Material Contracts..................................................24
   3.14.  Technology and Intellectual Property................................25
   3.15.  Insurance Coverage..................................................27
   3.16.  Compliance with Laws................................................28
   3.17.  Employees...........................................................28
   3.18.  Environmental Compliance............................................30
   3.19.  Customers and Suppliers.............................................30
   3.20.  Transactions with Affiliates; Intercompany Arrangements.............30
   3.21.  Warranty Claims.....................................................31
   3.21.  Finders' Fees.......................................................31
   3.23   Investment Representation...........................................31
   3.22.  Other Information...................................................32

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF BUYER..........................32

   4.01.  Organization and Existence..........................................32
   4.02.  Corporate Authorization.............................................33
   4.03.  Governmental Authorization..........................................33
   4.04.  Non-Contravention...................................................33
   4.05.  Financial Statements................................................33

   4.06.  Absence of Certain Changes..........................................34
   4.07.  No Undisclosed Liabilities..........................................34
   4.05.  Litigation..........................................................34
   4.06.  Finders' Fees.......................................................34
   4.10.  SVT Stock...........................................................34
   4.11.  Other Information...................................................35

ARTICLE V - COVENANTS OF SELLER AND PARENT....................................35

   5.01.  Conduct of the Business.............................................35
   5.02.  Access to Information...............................................36
   5.03.  Notices of Certain Events; Continuing Disclosure....................36
   5.04.  Trademarks; Tradenames..............................................37
   5.05.  Noncompetition......................................................37
   5.06.  Confidentiality.....................................................38
   5.07.  Exclusivity.........................................................39
   5.08   Transfer of SVT Stock...............................................39
   5.09   Required Consents...................................................39
   5.10   Required Payments...................................................39
   5.11   Future Sales........................................................40

ARTICLE VI - COVENANTS OF BOTH PARTIES........................................40

   6.01.  Further Assurances..................................................40
   6.02.  Certain Filings.....................................................41
   6.03.  Public Announcements................................................41
   6.04.  Retained Subsidiaries...............................................41
   6.05.  Reseller Agreement..................................................41

ARTICLE VII - TAX MATTERS.....................................................41

   7.01.  Tax Definitions.....................................................41
   7.02.  Tax Matters.........................................................42
   7.03.  Tax Cooperation; Allocation of Taxes................................42

ARTICLE VIII - EMPLOYEE BENEFITS..............................................44

   8.01.  Employee Benefits Definitions.......................................44
   8.02.  ERISA Representations...............................................45
   8.03.  Employees and Offers of Employment..................................46
   8.04.  Seller's Employee Benefit Plans.....................................46
   8.05.  No Third Party Beneficiaries........................................47

ARTICLE IX - CONDITIONS TO CLOSING............................................47

   9.01.  Conditions to the Obligations of Each Party.........................47
   9.02.  Conditions to Obligation of Buyer and SVT...........................47
   9.03.  Conditions to Obligations of Seller.................................48

ARTICLE X - SURVIVAL; INDEMNIFICATION.........................................49

   10.01.  Survival...........................................................49
   10.02.  Indemnification....................................................50
   10.03   Limitation of Indemnification......................................51
   10.04   Procedures.........................................................51
   10.05.  No Waiver..........................................................53

ARTICLE XI - TERMINATION......................................................53

   11.01.  Grounds for Termination............................................53
   11.02.  Effect of Termination..............................................53

ARTICLE XII -- MISCELLANEOUS..................................................54

   12.01.  Notices............................................................54

   12.02.  Amendments; No Waivers.............................................54
   12.03.  Expenses...........................................................55
   12.04.  Successors and Assigns.............................................55
   12.05.  Governing Law......................................................55
   12.06.  Counterparts; Effectiveness........................................55
   12.07.  Entire Agreement...................................................55
   12.08.  Captions...........................................................55
   12.09.  Jurisdiction.......................................................55

EXHIBITS

Exhibit A - Form of Buyer Assignment and Assumption Agreement
Exhibit B - Form of SVT Assignment and Assumption Agreement
Exhibit C - Intellectual Property and Domain Name Assignment Agreement Exhibit D - Sample Calculation of Net Assets and Working Capital
Exhibit E - Release

Schedules
---------
Schedule 2.01(i) Books and Records
Schedule 2.03(h) Excluded Assets
Schedule 2.04(a) Immaterial Contracts Included in Purchased Assets
Schedule 2.04(c) Assumed Commission Plans and Arrangements
Schedule 2.04(d) Contracts Containing Future Obligations for Performance of
                 Maintenance Services
Schedule 2.10    Holdback Contracts
Schedule 3.01    Subsidiaries
Schedule 3.03    Consents
Schedule 3.05    Financial Statements of the Business
Schedule 3.06    Absence of Changes
Schedule 3.07    Personal Property
Schedule 3.08    Leases of Real Property
Schedule 3.13    Contracts
Schedule 3.14    Intellectual Property
Schedule 3.15    Insurance
Schedule 3.16(b) Licenses and Permits
Schedule 3.17    Employees
Schedule 3.19    Customers and Suppliers
Schedule 3.20    Intercompany Arrangements
Schedule 3.21    Warranty Claims
Schedule 4.03    Buyer Consents
Schedule 4.05    Buyer Financial Statements
Schedule 5.10    Required Payments
Schedule 7.02    Tax Matters
Schedule 8.02    Seller Employee Benefits
Schedule 9.02(e) Required Consents to be Delivered at Closing

                            ASSET PURCHASE AGREEMENT

      AGREEMENT dated as of July 18, 2005 by and among Similarity Vector Technologies (Sivtech) Limited, a company organized under the laws of Ireland (d/b/a Similarity Systems) ("SVT"); Similarity Systems Inc., a Delaware corporation ("Buyer"); Conversion Services International, Inc., a Delaware corporation ("Parent"); and Evoke Software Corporation, a Delaware corporation ("Seller").

                                    RECITALS:

      WHEREAS, Seller conducts a business (the "Business") that designs, develops, manufactures, markets and supports software programs for data analysis, data profiling, and database migration applications and provides directly-related support, consulting and similar services;

      WHEREAS, SVT and Buyer desire to purchase substantially all of the assets of the Business and assume only the liabilities of the Business specified herein, and Seller and its Affiliates desire to sell substantially all of the assets of the Business to Buyer and SVT and transfer to Buyer and SVT the liabilities of the Business specified herein, upon the terms and subject to the conditions hereinafter set forth; and

      WHEREAS, Seller is a subsidiary of Parent, and consequently Parent will derive substantial benefit from such purchase and sale;

      NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

      "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person.

      "Ancillary Agreements" means the Assignment and Assumption Agreements.

      "Austin Lease" means that certain Sublease Agreement, dated as of June 5, 2001, pursuant to which Janus Capital Corporation is subleasing to Seller approximately 9,460 square feet of space in that certain office building presently known as Riata Corporate Park Building VII, 12357-III Riata Trace Parkway, Austin, Texas.

      "Balance Sheet" means the audited consolidated balance sheet of Seller and its Subsidiaries (including without limitation the German Subsidiary) as of June 30, 2005 found in Schedule 3.05.

      "Balance Sheet Date" means June 30, 2005.

      "Business's Intellectual Property" means all Intellectual Property that is owned or held by or on behalf of Seller or its Subsidiaries for use, or that is being, and/or has been, used, or is currently under development for use, in the Business as it has been, is currently or is currently planned to be conducted.

      "Closing Date" means the date of the Closing.

      "Colorado Leases" means each of (a) that certain Lease dated as of June 30, 2000, as affected by that certain Lease Extension Agreement dated June 6, 2003 pursuant to which Stephen D. Tebo D/B/A Tebo Development Corporation ("Tebo") is leasing to Seller that certain premises known as Suite 200 at 1900 13th Street, Boulder, Colorado; (b) that certain Lease dated as of December 4, 2000, as affected by that certain Lease Extension Agreement dated June 6, 2000 pursuant to which Tebo is leasing to Seller that certain premises known as Suite 205 at 1900 13th Street, Boulder, Colorado; and (c) those certain Parking Space Leases dated as of January 17, 2001 and April 25, 2001 pursuant to which Tebo is leasing to Seller two parking spaces located at 1125 Walnut Street, Boulder, Colorado.

      "Environmental Liabilities" means any and all liabilities arising in connection with or in any way relating to the past or present operation of the Business, whether contingent or fixed, actual or potential, known or unknown, which (a) arise under or relate to matters governed by Environmental Law or arise in connection with or relate to any matter disclosed or required to be disclosed pursuant to Section 3.18, and (b) arise from or relate in any way to actions occurring or conditions existing on or before the Closing Date.

      "Equity Securities" of any Person means (a) shares of capital stock, limited liability company interests, partnership interests or other equity securities of such Person, (b) subscriptions, calls, warrants, options or commitments of any kind or character relating to, or entitling any Person to purchase or otherwise acquire, any capital stock, limited liability company interests, partnership interests or other equity securities of such Person, (c) securities convertible into or exercisable or exchangeable for shares of capital stock, limited liability company interests, partnership interests or other equity securities of such Person, and (d) equity equivalents, interests in the ownership or earnings of, or equity appreciation, phantom stock or other similar rights of, or with respect to, such Person.

      "Equity Trigger" means the satisfaction, on or before the day that is sixty (60) days following the Closing Date, of each of the Schedule Requirement and the Lease Fulfillment.

      "German Subsidiary" means Evoke Software Deutschland GmbH, a company established under German law and registered in the Commercial Register of the local court in Munich under HRB 130219.

      "Holdback Consent" means the required consent and approval, in form and substance reasonably satisfactory to Buyer and SVT, from the appropriate party to the assignment of the applicable Holdback Contract.

      "Holdback Contracts" means those contracts, agreements, leases, licenses, commitments and other instruments set forth on Schedule 2.10.

      "Holdback Shares" means the shares, if any, of SVT Ordinary Shares to be delivered by SVT, on behalf of itself or Buyer, to Parent pursuant to, and determined in accordance with, Section 2.10.

      "Intellectual Property" means all tangible or intangible proprietary information and materials, including without limitation:

      (a) (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, divisions, revisions, extensions and re-examinations thereof, (ii) all trademarks, services marks, trade dress, logos, trade names, domain names, and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrights and all applications, registrations and renewals in connection therewith,
            (iv) all mask works and all applications, registrations and renewals in connection therewith, (v) all trade secrets and confidential business information (including without limitation ideas, research and development, know-how, formulas, algorithms, compositions, manufacturing and production process and techniques, methods, schematics, technology, technical data, designs, drawings, flowcharts, block diagrams, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), and (vi) all software and firmware (including data, databases, design documents, object code, source code and related documentation);

      (b) all documents, records and files relating to design, end user documentation, manufacturing, quality control, sales, marketing or customer support for, and tangible embodiments of, all intellectual property described herein; and

      (c) all licenses, agreements and other rights in any third party product or any third party intellectual property described in (a) and (b) above.

      "Landlord Consents" means the required consents and approvals, in form and substance reasonably satisfactory to Buyer and SVT, from the appropriate parties (including but not limited to Tebo, Janus Capital Corporation, and Carr Texas OP, LP) for the assignment by Seller to Buyer of all of Seller's right, title and interest in and to each of the Colorado Leases and the Austin Lease.

      "Lease Fulfillment" means that, on or before the day that is sixty (60) days following the Closing Date, either Seller delivers to Buyer the Landlord Consents or Seller or its Affiliates subleases to Buyer all of its right, title and interest in and to each of the Colorado Leases and the Austin Lease.

      "Leased Real Property" means all Real Property that is leased or subleased by Seller or its Affiliates used primarily in the conduct of the Business.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, restriction or encumbrance of any kind in respect of such asset.

      "Material Adverse Change" means a material adverse change in the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Business or Seller and its Subsidiaries taken as a whole.

      "Material Adverse Effect" means a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Business or Seller and its Subsidiaries taken as a whole.

      "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Person" means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "Retained Subsidiaries" means, collectively, Evoke Software (Europe) Ltd., a U.K. corporation; and Evoke Software, a French corporation.

      "Retained Subsidiary Interests" means all of the Equity Securities of the Retained Subsidiaries held beneficially or of record by Seller or another Retained Subsidiary.

      "Schedule Requirement" means the delivery by Seller to Buyer and SVT, in form and substance to the satisfaction of Buyer and SVT, acting in good faith, the following updates to the Disclosure Schedules: (a) Schedule 2.04(a) (provided that the consent of Buyer and SVT, acting in their sole discretion, is required to add any items to such Schedule); (b) Schedule 2.04(c); (c) Schedule

2.04(d); (d) Schedule 3.05 (only with regard to the December 31, 2004 balance sheet of Seller and the Consolidated Statement of Financial Operations of Seller for the six months ended December 31, 2004); (e) Schedule 3.07 (with regard to the addition of leases with IBM and the identification of those software licenses that require the consent of the licensor for the assignment); (f)
Schedule 3.13; (g) Schedule 3.17(b) (solely to add Data Innovations as a consultant, if applicable, and to identify the compensation for the listed consultants); and (h) Schedule 3.19.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Subsidiary" of any Person means any other Person (i) of which such first Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, at least 50% of the stock or other Equity Securities of such other Person or (ii) the operations of which are consolidated with such first person, pursuant to generally accepted accounting principles, for financial reporting purposes.

      "SVT Balance Sheet" means the unaudited consolidated balance sheet of the management account of Buyer and SVT as of June 30, 2005 found in Schedule 4.05.

      "SVT Balance Sheet Date" means June 30, 2005.

      "SVT Material Adverse Change" means any change in the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of SVT and its Subsidiaries taken as a whole that results in a decrease of 10% or more in the total value of the net assets of SVT and its Subsidiaries taken as a whole.

      "SVT Material Adverse Effect" means an adverse effect on the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of SVT and its Subsidiaries taken as a whole that results in a decrease of 10% or more in the total value of the net assets of SVT and its Subsidiaries taken as a whole.

      "SVT Ordinary Shares" means the ordinary shares of SVT.

      "SVT Stock" means the shares of SVT Ordinary Shares issued by SVT to Parent pursuant to the terms of this Agreement.

      "to Seller's Knowledge", "Known to Seller" and words of similar import means the knowledge of Parent, Seller and Seller's Subsidiaries and the knowledge of each of Parent's, Seller's and each of Seller's Subsidiaries, officers, employees and directors, in each case after reasonable inquiry.

      (b) Each of the following terms is defined in the Section set forth opposite such term:

Term                                        Section               Term                              Section
----                                        -------               ----                              -------
Allocation Statement                        2.08                  Financial Statements              3.05
Apportioned Obligation                      7.03
Assignment and Assumption Agreements        2.07
Assumed Liabilities                         2.04                  Indemnified Party                 10.04
Benefit Arrangement                         8.01                  Indemnifying Party                10.04
Business                                    Recitals              Initial Offering                  5.08
Buyer Assignment and Assumption Agreement   2.07                  Interested Person                 3.21
Buyer Certificate                           2.09                  IRS                               7.03
Buyer Purchased Assets                      2.01                  Leases                            3.08
Buyer-Purchased Contracts                   2.01                  Multiemployer Plan                8.01
Closing                                     2.07                  Personal Property                 3.07
Code                                        7.01                  Petty Cash                        2.01
Co-Employer                                 8.01                  Post-Closing Tax Period           7.01
Contracts                                   2.02                  Pre-Closing Tax Period            7.01
COBRA                                       8.03                  Purchased Assets                  2.02
COBRA Coverage                              8.04                  Purchase Price                    2.07
Damage                                      10.02                 Real Property                     2.01
Disclosure Schedule                         Article III           Release                           3.18
Earnout Consideration                       2.11                  Required Consent                  3.03
Employee                                    8.01                  Reseller Agreement                9.02
Employee Plan                               8.01                  Subsidiary Equity Securities      3.01
Environment                                 3.18                  SVT Financial Statements          4.05
Environmental Law                           3.18                  SVT Governing Documents           3.23
ERISA                                       8.01                  SVT Purchased Assets              2.02
ERISA Affiliate                             8.01                  Tax                               7.01
Excluded Assets                             2.03                  Tax Return                        7.01
Excluded Liabilities                        2.05                  Third Party Claim                 10.02
                                                                  Transferred Employee              8.01

                                   ARTICLE II

                                PURCHASE AND SALE

      2.01. Purchase and Sale by Buyer. Upon the terms and subject to the conditions of this Agreement, Buyer agrees to purchase from Seller and its Affiliates, and Seller agrees to sell, transfer, assign and deliver, or cause to be sold, transferred, assigned and delivered (in the case of any assets owned by Affiliates of Seller), to Buyer at Closing, free and clear of all Liens, all of the assets, properties and business, other than the Excluded Assets, the SVT Purchased Assets and the assets of the German Subsidiary, of every kind and description, wherever located, real, personal or mixed, tangible or intangible, owned, held or used in the conduct of the Business by Seller or any Affiliate of Seller as the same shall exist on the Closing Date, including all assets shown on the Balance Sheet and not disposed of in the ordinary course of business since the Balance Sheet Date, and all assets of the Business acquired by Seller or any Affiliate of Seller between the Balance Sheet Date and the Closing Date (the "Buyer Purchased Assets"), and including without limitation all right, title and interest of Seller and its Affiliates in, to and under such of the foregoing as are more specifically described below:

      (a) all real property and leases and subleases of, and other interests in real property used by or on behalf of Seller or any of its Affiliates (other than the German Subsidiary), or held by or on behalf of Seller or any of its Affiliate (other than the German Subsidiary), for use in connection with the Business, in each case, together with all buildings, fixtures, and improvements erected thereon, including without limitation those properties listed on
            Schedule 3.08 but excluding Parent's Lease pursuant to which Parent is entitled to occupy that certain premises located at 100 Eagle Rock Avenue, East Hanover, NJ 07936 (the "Real Property");

      (b) all personal property and interests therein used by or on behalf of Seller or any of its Subsidiaries (other than the German Subsidiary), or held by or on behalf of Seller or any of its Subsidiaries (other than the German Subsidiary), for use in connection with the Business, including without limitation, equipment, furniture, office equipment, computer equipment, communications equipment, and other tangible property, including without limitation the items listed on Schedule 3.07;

      (c) all raw materials, work-in-process, finished goods, supplies and other inventories, wherever situated used by or on behalf of Seller or any of its Affiliates (other than the German Subsidiary), or held by or on behalf of Seller or any of its Affiliates (other than the German Subsidiary), for use in connection with the Business;

      (d) all rights under all contracts, agreements, leases, licenses, commitments, and other instruments used by or on behalf of Seller or any of its Affiliates (other than the German Subsidiary), or held by or on behalf of Seller or any of its Affiliates (other than the German Subsidiary), for use in connection with the Business, including without limitation any non-competition and confidentiality agreements with employees of, and consultants to, the Business and the items listed on Schedule 3.13 other than any of the foregoing that are designated by Buyer and SVT at the Closing as being acquired by SVT pursuant to Section 2.02(g) (collectively, the "Buyer-Purchased Contracts");

      (e) all prepaid expenses used by or on behalf of Seller or any of its Affiliates (other than the German Subsidiary), or held by or on behalf of Seller or any of its Affiliates (other than the German Subsidiary), for use in connection with the Business, including without limitation ad valorem taxes, leases, license fees and rentals;

      (f) all petty cash located at operating facilities of the Business other than the facilities of the German Subsidiary ("Petty Cash");

      (g) all of Seller's and its Affiliate's (other than the German Subsidiary) rights, claims, credits, causes of action or rights of set-off against third parties relating to the Business, including, without limitation, unliquidated rights under manufacturers', licensors' and vendors' warranties and indemnities other than those of the foregoing that are designated by Buyer and SVT at the Closing as being acquired by SVT pursuant to Section 2.02(f);

      (h) all transferable licenses, permits or other governmental authorizations affecting, or relating in any way to, the Business, including without limitation the items listed on Schedule 3.03;

      (i) all books, records, files and papers, whether in hard copy or computer format, and including back-ups and archives, used by or on behalf of Seller or any of its Affiliates (other than the German Subsidiary), or held by or on behalf of Seller or any of its Affiliates (other than the German Subsidiary), for use in connection with the Business, including, without limitation, financial records and files, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, lists of present and former customers, personnel and employment records, and all information relating to Taxes imposed on or with respect to the Business and the items set forth on Schedule 2.01(i); and

      (j) all rights of access to, and rights to information held by, third parties that Seller or its Subsidiaries (other than the German Subsidiary) may have, including without limitation pursuant to that certain Asset Purchase Agreement, dated as of May 26, 2004, by and between Seller, Parent, and Evoke Software Corporation, a California corporation.

      2.02. Purchase and Sale by SVT. Upon the terms and subject to the conditions of this Agreement, SVT agrees to purchase from Seller and its Affiliates, and Seller agrees to sell, transfer, assign and deliver, or cause to be sold, transferred, assigned and delivered (in the case of any assets owned by Affiliates of Seller), to SVT at Closing, free and clear of all Liens, the following assets identified below in this Section 2.02 (the "SVT Purchased Assets," and together with the Buyer Purchased Assets, the "Purchased Assets"):

      (a) all accounts, notes and other receivables used by Seller or any of its Affiliates (other than the German Subsidiary), or held by or on behalf of Seller or any of its Affiliates (other than the German Subsidiary), in connection with the Business and the reserves therefor;

      (b) all of the Business's Intellectual Property, including without limitation the items listed on Schedule 3.14;

      (c) all goodwill associated with the Business or the Purchased Assets, together with the right to represent to third parties that SVT is the successor to the Business;

      (d)   the Equity Securities of the German Subsidiary;

      (e)   all of the Business's unrecognized revenue;

      (f) all of Seller's and its Affiliates (other than the German Subsidiary) rights, claims, credits, causes of action or rights of set-off against third parties relating to the Business and designated by Buyer and SVT at the Closing as being acquired by SVT as opposed to being acquired by Buyer, including rights, claims, credits, causes of action and rights of set-off against third parties relating primarily to Intellectual Property; and

      (g) all rights under those contracts, agreements, leases, licenses, commitments, sales and purchase orders and other instruments used by or on behalf of Seller or any of its Affiliates (other than the German Subsidiary), or held by or on behalf of Seller or any of its Affiliates (other than the German Subsidiary), for use in connection with the Business and designated by Buyer and SVT at the Closing as being acquired by SVT as opposed to being acquired by Buyer, including sales and purchase orders and other contracts, agreements, and commitments relating to sales of the Business's products and services (together with the Buyer-Purchased Contracts, the "Contracts").

      2.03. Excluded Assets. Buyer and SVT expressly understand and agree that the following assets and properties of Seller (the "Excluded Assets") shall be excluded from the Purchased Assets:

      (a) all of Seller's cash and cash equivalents on hand and in banks, except for Petty Cash;

      (b) any cash deposits paid by Seller or its Subsidiaries for use in connection with the Business;

      (c)   the Retained Subsidiary Interests;

      (d) a copy (with Buyer acquiring the originals pursuant to Section 2.01(i)) of all personnel records and other records that Seller is required by law or regulation to retain in its possession, provided that such information is subject to Section 5.06 of this Agreement;

      (e) all claims, causes of action, rights of recovery and rights of set-off and all rights to receive mail and communications, in each case solely with respect to the Excluded Assets and Excluded Liabilities;

      (f) any rights to refunds, claims, causes of action, warranties, refunds, rights of recovery, rights of set-off and rights of recoupment of any kind relating solely to the payment of Taxes imposed on, measured by, or assessed in lieu of, the income of Seller prior to the Closing Date; and

      (g)   the assets listed on Schedule 2.03(g).

      2.04. Assumption of Liabilities. Upon the terms and subject to the conditions of this Agreement, Buyer agrees, effective at the Closing, to assume the following liabilities (the "Assumed Liabilities"):

      (a) all liabilities and obligations of Seller arising under the Contracts for future performance as of the Closing under all Contracts either (i) listed on Schedule 3.13 or (ii) not required to be listed on Schedule 3.13 but that are listed on Schedule 2.04(a).

      (b) Seller's obligation to provide vacation time and vacation pay to the Transferred Employees, but only to the extent of the reserve therefor shown on the Closing Balance Sheet;

      (c) the liabilities and obligations of Seller arising under the sales commission plans listed on Schedule 2.04(c);

      (d) all liabilities and obligations of Seller for future performance of maintenance services as of the Closing arising under Contracts pursuant to which the Business has received unrecognized revenue and such unrecognized revenue is being transferred to SVT pursuant to Subsection 2.02(e), such Contracts being listed on Schedule 2.04(d); and

      (e)   the Leases and the equipment leases included in the Purchased
            Assets.

      2.05. Excluded Liabilities. Notwithstanding any provision in this Agreement or any other writing to the contrary, Buyer is assuming only the Assumed Liabilities and neither Buyer nor SVT is assuming any other liability or obligation of Seller or Parent or any of their Affiliates (or any predecessor owner of all or part of their business and assets) of whatever nature whether presently in existence or arising or asserted hereafter. All such other liabilities and obligations shall be retained by and remain obligations and liabilities of Seller or Parent or their Affiliates (all such liabilities and obligations not being assumed being herein referred to as the "Excluded Liabilities"). Without limiting the foregoing, none of the following shall be Assumed Liabilities for the purposes of this Agreement:

      (a) all liabilities and obligations arising out of or relating to the Business or the operations or affairs of Seller, Seller's Subsidiaries or Parent on or prior to the Closing Date, including without limitation any liabilities and obligations arising out of or relating to any facts, conditions or circumstances which occurred or existed prior to or as of the Closing;

      (b) any and all liabilities and obligations of Seller, Seller's Subsidiaries or Parent for Taxes, including without limitation any Taxes that arise as a result of the transactions contemplated by this Agreement;

      (c) except to the extent provided in Section 2.04(b) and 2.04(c), any and all liabilities and obligations of Seller, Seller's Subsidiaries or Parent relating to employee or consultant benefits or compensation arrangements, including, without limitation, any liabilities or obligations under any of Seller's employee benefit agreements, plans or other arrangements listed on Schedule 8.02;

      (d)   any Environmental Liabilities;

      (e)   any liability or obligation relating to an Excluded Asset;

      (f) all warranty, sales returns and allowance claims or expenses of Seller, Seller's Subsidiaries or Parent in respect of products sold or licensed or services rendered by the Business prior to the Closing;

      (g) any liability or obligation relating to the Contracts not specifically assumed by the Buyer;

      (h) any liability or obligation under any equity or equity-like securities of Seller or Parent, as well as plans relating thereto, including without limitation stock options, rights and warrants and stock plans as well as any claims by security holders, former security holders or purported security holders of Seller or Parent, whether arising out of or relating to any facts, conditions or circumstances which occurred or existed prior to or as of the Closing or that result from the transactions contemplated by this Agreement;

      (i) all accounts payable and accrued expenses of Seller or Parent existing as of the Closing other than those assumed by the Buyer pursuant to Sections 2.04(b) and (c); and

      (j) any liability or obligation of the Business owed to Parent, Seller, Seller's Subsidiaries or their respective Affiliates relating to accounts payable, notes, other payables, or indebtedness, and any related interest, fees or expenses.

      2.06. Assignment of Contracts and Rights. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Purchased Asset or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without consent of a third party thereto, would constitute a breach or other contravention thereof or adversely affect in any material respect the rights of SVT, Buyer or Seller thereunder. Each of the parties hereto will use its commercially reasonable efforts (but without any payment of money) to obtain the consent of the other parties to any such Purchased Asset or claim or right or any benefit arising thereunder for the assignment thereof to Buyer and SVT, as applicable, as Buyer or SVT may reasonably request. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Seller thereunder so that Buyer or SVT would not in fact receive all such rights, the parties hereto will cooperate in a mutually agreeable arrangement under which Buyer or SVT, as applicable, would obtain the benefits and assume, to the extent provided under this Agreement, obligations thereunder in accordance with this Agreement, including subcontracting, sub-licensing, or subleasing to Buyer or SVT, as applicable, or under which Seller would enforce for the benefit of Buyer or SVT, as applicable, with Buyer or SVT, as applicable, assuming Seller's obligations, any and all rights of Seller against a third party thereto. Seller will promptly pay to Buyer or SVT, as applicable, when received all monies received by Seller or its Affiliates under any Purchased Asset or any claim or right or any benefit arising thereunder. In such event, the parties hereto shall, to the extent the benefits therefrom and obligations thereunder have not been provided by alternate arrangements satisfactory to Buyer or SVT, negotiate in good faith an adjustment in the consideration paid by Buyer or SVT, as applicable, for the Purchased Assets, to the extent not otherwise adjusted pursuant to Section 2.09.

      2.07. Purchase Price; Closing. (a) The purchase price for the Purchased Assets (the "Purchase Price") shall be a base purchase price in an aggregate amount equal to Six Hundred Forty-Five Thousand Dollars ($645,000) plus the Assumed Liabilities, the Holdback Shares, if any, and the Earnout, subject, however, to the adjustments provided for in Section 2.09.

      (b) The closing (the "Closing") of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities hereunder shall take place at a mutually-agreed upon place, as soon as possible, but in no event later than three (3) business days after satisfaction of the conditions set forth in
Article IX, or at such other time or place as Buyer and Seller may agree. At the Closing,

            (i) Buyer and/or SVT shall pay to Parent or its designee(s) a cash payment in the aggregate amount of U.S. $645,000 to an account maintained by Parent, such account to be designated by Parent by written notice to Buyer not later than two (2) business days prior to the Closing Date.

            (ii) Seller and Buyer shall enter into an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit A (the "Buyer Assignment and Assumption Agreement"), and Seller shall deliver to Buyer such bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment as the parties and their respective counsel shall deem reasonably necessary or appropriate to vest in Buyer all right, title and interest in, to and under the Buyer Purchased Assets.

            (iii) Seller and SVT shall enter into an Assignment and Assumption
                  Agreement substantially in the form attached hereto as Exhibit B (the "SVT Assignment and Assumption Agreement"), and Seller shall deliver to SVT such bills of sale, endorsement, consents, assignments and other good and sufficient instruments of conveyance and assignment as the parties and their respective counsel shall deem reasonably necessary or appropriate to vest in SVT all right, title and interest in, to and under the SVT Purchased Assets.

            (iv) Seller and SVT shall enter into an Intellectual Property and Domain Name Assignment Agreement substantially in the form attached hereto as Exhibit C (together with the Buyer Assignment and Assumption Agreement and the SVT Assignment and Assumption Agreement, the "Assignment and Assumption Agreements").

            (v) Seller and Buyer shall notarize in front of a German notary, jointly selected by Seller and Buyer, a proper share transfer deed regarding the Equity Interests of the German Subsidiary in a form to be mutually agreed upon by Seller and Buyer.

            (vi)  Without prejudice to Buyer's and SVT's rights under Section
                  9.02 and Articles X and XI, Seller shall deliver to Buyer revised schedules to this Agreement updating the information shown thereon to the Closing Date.

            (vii) The parties hereto shall execute and deliver all such instruments, documents and certificates as may be reasonably requested by the other party that are necessary, appropriate or desirable for the consummation at the Closing of the transactions contemplated by this Agreement.

      2.08. Allocation of Purchase Price. (a) After the Closing, Buyer shall deliver to Seller a statement (the "Allocation Statement") setting forth the value of the Purchased Assets, which shall be used for the allocation of the

Purchase Price and the Assumed Liabilities among the Purchased Assets. The Allocation Statement shall be prepared in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

      (b) The parties hereto agree to report an allocation of such Purchase Price among the Purchased Assets in a manner entirely consistent with the Allocation Statement, and agree to act in accordance with such Allocation Statement in the preparation of financial statements and filing of all Tax Returns (including, without limitation, filing Form 8594 with its federal income Tax Return for the taxable year that includes the date of the Closing) and in the course of any Tax audit, Tax review or Tax litigation relating thereto.

      (c) No later than 10 days prior to the filing of their respective Forms 8594 relating to this transaction, each party shall deliver to the other party a copy of its Form 8594.

      2.09. Purchase Price Adjustment. (a) General. The Purchase Price shall be reduced by (i) the amount, if any, by which the Target Working Capital exceeds Final Working Capital and (ii) the amount, if any, by which the Target Net Assets exceeds the Final Net Assets. The Purchase Price shall be increased by
(i) the amount, if any, by which the Final Working Capital exceeds Target Working Capital and (ii) the amount, if any, by which the Final Net Assets exceeds Target Net Assets.

      (b) Definitions. The following terms, as used herein, have the following meanings:

      "Accounting Referee" means a firm of independent nationally-recognized accountants having no material relationship with the parties to this Agreement reasonably acceptable to all such parties.

      "Closing Balance Sheet" means a consolidated balance sheet of Seller as of the close of business on the day immediately preceding the Closing Date that (x) fairly presents the consolidated financial position of Seller as at the close of business on the day immediately preceding the Closing Date on a basis consistent with the presentation in the Balance Sheet, (y) includes line items substantially consistent with those used in the preparation of the Balance Sheet and (z) is prepared in accordance with generally accepted accounting principles consistently applied.

      "Closing Working Capital" means the Working Capital as of the day immediately preceding the Closing Date, based on the Closing Balance Sheet.

      "Estimated Working Capital" means an estimate of the Working Capital as of the day immediately preceding the Closing Date, which estimate shall be prepared in good faith by Buyer in consultation with Seller prior to the Closing.

      "Final Net Assets" means Net Assets (a) as shown in the Buyer Certificate delivered pursuant to Section 2.09(c) if no notice of disagreement with respect thereto is delivered by Seller pursuant to Section 2.09(d) or (b) if such a notice of disagreement is delivered, (i) as agreed by the parties pursuant to

Section 2.09(e) or (ii) in the absence of such an agreement, as shown in the Accounting Referee's calculation delivered pursuant to Section 2.09(e).

      "Final Working Capital" means Closing Working Capital (a) as shown in the Buyer Certificate delivered pursuant to Section 2.09(c) if no notice of disagreement with respect thereto is delivered by Seller pursuant to Section 2.09(d) or (b) if such a notice of disagreement is delivered, (i) as agreed by the parties pursuant to Section 2.09(e) or (ii) in the absence of such an agreement, as shown in the Accounting Referee's calculation delivered pursuant to Section 2.09(e).

      "Net Assets" means the total assets of Seller and its Subsidiaries that are included in the Purchased Assets less the total liabilities of Seller and its Subsidiaries that are included in the Assumed Liabilities, in each case calculated as of the close of business on the day immediately preceding the Closing Date and determined in accordance with generally accepted accounting principles consistently applied. By way of illustration only, an example of the calculation of Net Assets is attached as Exhibit D.

      "Target Net Assets" means U.S. $643,000.

      "Target Working Capital" means U.S. $208,000.

      "Working Capital" means an amount equal to the current assets of Seller and its Subsidiaries that are included in the Purchased Assets less the current liabilities of Seller and its Subsidiaries that are included in the Assumed Liabilities calculated in accordance with the accounting policies and procedures used to prepare the Balance Sheet. For purposes of this definition, the current liabilities of Seller and its Subsidiaries shall include the amount of the reserve for accrued vacation time and vacation pay described in Section 2.04(b). By way of illustration only, an example of the calculation of Working Capital is attached as Exhibit D.

      (c) Preparation of Closing Balance Sheet. As promptly as practicable after the Closing Date, Buyer will cause the Closing Balance Sheet to be prepared and will prepare a certificate (the "Buyer Certificate") based on such Closing Balance Sheet setting forth its calculation of Closing Working Capital and Net Assets. As promptly as practicable, but no later than 90 days, after the Closing Date, Buyer will cause the Closing Balance Sheet, together with the Buyer Certificate, to be delivered to Seller.

      (d) Disagreement by Seller. If Seller disagrees with Buyer's calculation of Closing Working Capital or Net Assets, Seller may, within 20 days after receipt of the documents referred to in Section 2.09(c), deliver a notice to Buyer disagreeing with such calculations and setting forth Seller's calculation of the Closing Balance Sheet, the Closing Working Capital and Net Assets. Any such notice of disagreement shall specify in reasonable detail those items or amounts as to which Seller disagrees, and Seller shall be deemed to have agreed with all other items and amounts contained in the Closing Balance Sheet and the calculations of Closing Working Capital and Net Assets delivered by Buyer pursuant to Section 2.09(c) (other than those items and amounts that are impacted by the items and amounts identified as in dispute in Seller's notice of disagreement).

      (e) Dispute Resolution. If a notice of disagreement shall have been delivered by Seller pursuant to Section 2.09(d), the parties shall, during the 20 days following such delivery, use their reasonable efforts to reach agreement on the disputed items or amounts in order to determine the amount of Closing Working Capital and Net Assets, which amounts shall not be less than the amount shown in Buyer's calculation thereof delivered pursuant to Section 2.09(c) nor more than the amount shown in Seller's calculation thereof delivered pursuant to
Section 2.09(d). If, during such period, the parties are unable to reach agreement, they shall promptly thereafter cause the Accounting Referee to promptly review this Agreement and the disputed items or amounts for the purpose of calculating Closing Working Capital and Net Worth. In making such calculation, the Accounting Referee shall consider only those items or amounts in the Closing Balance Sheet or Buyer's calculations of Closing Working Capital and Net Assets as to which Seller has disagreed (as well as those items and amounts that are impacted by the items and amounts identified as in dispute in Seller's notice of disagreement). The Accounting Referee shall deliver to Buyer and Seller, as promptly as practicable, a report setting forth such calculation. Such report shall be final and binding upon the parties hereto. The cost of such review and report shall be borne (i) by Buyer if Seller's calculations of Closing Working Capital and Net Assets is closer to Final Working Capital and Final Net Assets than Buyer's calculation thereof, (ii) by Seller if the reverse is true and (iii) otherwise equally by Buyer and Seller.

      (f) Cooperation. The parties hereto agree that they will, and agree to cause their respective independent accountants to, cooperate and assist in the preparation of the Closing Balance Sheet and the calculations of Closing Working Capital and Net Assets and in the conduct of the audits and reviews referred to in this Section 2.09, including without limitation the making available to the extent necessary of books, records, work papers and personnel.

      (g) Time of Payment. Any payment pursuant to this Section 2.09 shall be made, to the maximum extent possible, in the form of an increase or decrease, as appropriate, of the amount of the Earnout Payments that would otherwise be due in the first four fiscal quarters following the determination of Final Net Assets and Final Working Capital pursuant to Section 2.09(c) or Section 2.09(e), as applicable.

      (h) Allocation of Payment. Any payment (whether made as an adjustment to the Earnout Payments or otherwise) pursuant to this Section 2.09 shall be allocated to the Purchase Price paid by Buyer and/or SVT as Buyer and SVT shall determine in their sole discretion.

      2.10 Holdback Consideration. (a) If, and only if, on or before the day that is sixty (60) days following the Closing Date, the Equity Trigger has been satisfied, SVT, on behalf of itself or Buyer, shall deliver to Parent within ten
(10) days of satisfaction of the Equity Trigger a certificate evidencing 567,075 shares of SVT Ordinary Shares, registered in the name of Parent.

      (b) In addition to the foregoing, if, and only if, the Equity Trigger has occurred, SVT, on behalf of itself or Buyer, shall deliver to Parent on the day that is one hundred ninety (190) days following the Closing Date a certificate evidencing the applicable number of shares of SVT Ordinary Shares to be issued pursuant to this Section 2.10(b), if any, registered in the name of Parent. For purposes of the foregoing, the applicable number of SVT Ordinary Shares to be issued pursuant to this Section 2.10(b), if any, shall be the sum of the number of SVT Ordinary Shares to be issued in connection with each Holdback Contract for which a Holdback Consent has been delivered by Seller to SVT or Buyer determined as set forth on Schedule 2.10.

      (c) Notwithstanding anything to the contrary contained in this Agreement,
(i) if for any reason or no reason the Equity Trigger does not occur, neither SVT nor Buyer shall have any further obligation to issue or deliver SVT Ordinary Shares to Parent or Seller, or pay Parent or Seller any additional consideration of any kind or nature whatsoever, with regard to the Austin Lease, the Colorado Leases, or the Holdback Contracts; and (ii) if the Equity Trigger does occur but Seller, for any reason or no reason, does not deliver to Buyer or SVT one or more Holdback Consents within the applicable timeframes set forth on Schedule 2.10, neither SVT nor Buyer shall have any further obligation to issue or deliver the SVT Ordinary Shares to Parent or Seller, or pay Parent or Seller any additional consideration of any kind or nature whatsoever, with regard to the Holdback Contract(s) for which a Holdback Consent was not timely delivered. Nothing in this Section 2.10 shall limit Parent's or Seller's ongoing obligations and liabilities, including without limitation under Section 2.06, with respect to the (i) Austin Lease or the Colorado Leases for which a Landlord Consent was not timely delivered, or (ii) Holdback Contracts for which a Holdback Consent was not timely delivered.

      2.11 Earnout. (a) In consideration of the Purchased Assets and subject to the terms of this Section 2.11, Sections 10.04(b) and (c) and Section 10.05, SVT will pay additional consideration to Parent (the "Earnout Consideration") in an amount equal thirteen percent (13%) of the Qualified Revenue for successive fiscal quarters following the Closing Date. As used herein, "Qualified Revenue" means the cash receipts of SVT and its Subsidiaries in respect of the sale of product license and maintenance and support services of (i) SVT's Athanor product and (ii) the products of the Business, in each case, as sold, invoiced and shipped or provided following the Closing Date and less any sales, use, excise value-added or similar taxes, commissions, rebates, and refunds.

      (b) Notwithstanding anything to the contrary contained herein, the maximum amount of Earnout Consideration to which Parent is entitled in any twelve (12) month period is $466,667 and the aggregate maximum amount of Earnout Consideration to which Parent is entitled pursuant to this Agreement is $1,400,000 (such overall maximum amount hereinafter referred to as the "Earnout Cap").

      (c) SVT shall pay Parent the Earnout Consideration in the form of quarterly payments (each, an "Earnout Payment") based on the amount of Qualified Revenue received by SVT or its Affiliates in such quarter. The determination of the amount of the applicable Earnout Payment shall be made in good faith by SVT.

Any amounts due hereunder shall be paid subsequent to the finalization of the first financial statements of SVT incorporating the most recently completed quarter, but in no event later than sixty (60) days following the end of each applicable quarter.

      (d) SVT, at its option and at any time that it has any obligations outstanding under this Section 2.11, may (i) prepay any amounts due under this
Section 2.11 or (ii) satisfy in full its obligations under this Section 2.11 by making a payment to Parent in an amount to be agreed upon by SVT and Parent.

      (e) After the Closing, Parent and its accountants and representatives will be given reasonable access, at reasonable times and upon reasonable notice, exclusively for the purpose of verifying SVT's determination of the amount of the Earnout Payments pursuant to Section 2.11(c), to SVT's annual audited financial statements and SVT's invoice and receipt records relating to the Qualified Revenue. The rights granted to Seller under this Section 2.11(e) shall terminate thirty (30) days following the date upon which Parent is no longer entitled to any additional Earnout Payments pursuant to this Section 2.11.

      (f) If SVT does not pay the Earnout Payment when due (other than as a result of an offset pursuant to Sections 10.04(b), 10.04(c) and 10.05), then the unpaid amount of such Earnout Payment shall accrue interest, compounded annually, at a rate per annum of five percent (5%) until paid in full.

                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT

      Except as set forth in the disclosure schedules dated as of the date hereof and delivered herewith to Buyer and SVT (which disclosure schedules identify the section and subsection to which each disclosure therein relates; provided, that any matter disclosed pursuant to one section or subsection of
Article III is deemed disclosed for all other sections or subsections of Article III if such matter relates to more than one section or subsection of Article III and the level of particularity and manner of disclosure of the matter expressly disclosed in one section or subsection of the disclosure schedules would make a reasonable person aware that such disclosure is relevant to such other sections or subsections), Seller and Parent, jointly and severally, hereby represent and warrant to Buyer and SVT as of the date hereof and as of the Closing Date that:

      3.01. Corporate Existence and Power. (a) Seller and each of its Subsidiaries is a corporation or other entity duly incorporated or organized, validly existing and in good standing (or the applicable equivalent thereof, if any) under the laws of its jurisdiction of incorporation or organization, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on the Business as conducted by Seller and its Subsidiaries as of the date hereof and as of the Closing Date, except for those governmental licenses, authorizations, consents and approvals where the failure of Seller or any of its Subsidiaries to so possess would not have, individually or in the aggregate, a Material Adverse Effect. Seller and each of its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Each of Seller and the German Subsidiary has heretofore delivered to Buyer true and complete copies of its corporate charter and bylaws (or equivalent organizational documents) as currently in effect.

      (b) Schedule 3.01 sets forth the name of each Subsidiary of Seller, the jurisdiction of incorporation or organization of each Subsidiary, the number and type of its authorized Equity Securities (collectively, the "Subsidiary Equity Securities"), the number of each class of Equity Securities that are issued and outstanding, and the identity of all record and beneficial holders of such Equity Securities. The German Subsidiary and the Retained Subsidiaries are the only Subsidiaries of Seller and each such Subsidiary is consolidated with Seller for purposes of preparing financial statements of Seller in accordance with generally accepted accounting principles. The Subsidiary Equity Securities constitute all of the issued and outstanding Equity Securities of the respective Subsidiaries. The Equity Securities issued by the German Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights. None of Seller's Subsidiaries have issued or granted any outstanding options, warrants, rights or other securities convertible into or exchangeable for shares of Subsidiary Equity Securities; there are no commitments or obligations of any kind or character for the issuance of Subsidiary Equity Securities or for the repurchase, redemption or other acquisition of any Subsidiary Equity Securities; either Seller or another Subsidiary of Seller owns the Equity Securities, free and clear of all Liens; there are no agreements of any kind that may obligate any of the Subsidiaries listed on Schedule 3.01 to issue, purchase, register for sale, redeem or otherwise acquire any Subsidiary Equity Securities; there are not voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the Subsidiary Equity Securities held by Seller or any of its Subsidiaries or, to the Knowledge of Seller, the Subsidiary Equity Securities held by any other Person; and neither Seller nor any of its Subsidiaries own of record or beneficially any Equity Securities of any Person or any right (contingent or otherwise) to acquire the same.

      3.02. Corporate Authorization. The execution, delivery and performance by Seller and Parent of this Agreement and each of the Ancillary Agreements to which it is a party, and the consummation by Seller and Parent of the transactions contemplated hereby and thereby are within Seller's and Parent's corporate powers and have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been, and each Ancillary Agreement to which Seller or Parent, as applicable, is a party will be when executed and delivered, duly and validly executed and delivered by Seller or Parent, as applicable, and is, or will be when executed, a legal, valid and binding obligation of Seller or Parent, as appropriate, enforceable in accordance with its terms.

      3.03. Governmental Authorization; Consents. (a) The execution, delivery and performance by Seller and Parent of this Agreement and each of the Ancillary Agreements to which it is a party requires no action by or in respect of, or filing with, any governmental body, agency, official or authority.

      (b) Except as set forth in Schedule 3.03, no consent, approval, waiver or other action (a "Required Consent") by any Person (other than any governmental body, agency, official or authority referred to in (a)) under any contract, agreement, indenture, lease, instrument or other document to which Seller or Parent is a party or is bound is required or necessary for the execution, delivery and performance by Seller and Parent of this Agreement and each Ancillary Agreement to which it is a party, or for the consummation of the transactions contemplated hereby or thereby.

      3.04. Non-Contravention. The execution, delivery and performance by Seller and Parent of this Agreement and each Ancillary Agreement to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) contravene or conflict with the corporate charter or bylaws of Seller or Parent, (ii) assuming compliance with the matters referred to in Section 3.03(a), contravene or conflict with any provision of any law, regulation, judgment, injunction, order, Permit or decree binding upon or applicable to Seller, Parent or the Business; (iii) assuming the receipt of all Required Consents, constitute a default (with or without notice or lapse of time, or both) under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Seller or Parent, or to a loss of any benefit, relating to the Business to which Seller or Parent is entitled under any provision of any agreement, contract or other instrument binding upon Seller or Parent or (iv) result in the creation or imposition of any Lien on any Purchased Asset.

      3.05. Financial Statements. (a) Attached as Schedule 3.05 are true and complete copies of:

            (i) the audited consolidated balance sheet of Seller and its Subsidiaries (including the German Subsidiary) as of December 31, 2004 and the related audited consolidated statements of operations, shareholders' equity and cash flows of Seller and its Subsidiaries (including the German Subsidiary) for the 12 months ended December 31, 2004;

            (ii) the audited consolidated balance sheet of Seller and its Subsidiaries (including the German Subsidiary) as of December 31, 2003 and 2002 and the related audited consolidated statements of operations, shareholders' equity and cash flows of Seller and its Subsidiaries (including the German Subsidiary) for the 12 months then ended; and

            (iii) the Balance Sheet and the related unaudited consolidated statements of operations, shareholders' equity and cash flows of Seller and its Subsidiaries (including the German Subsidiary) for the 6 months then ended ((i), (ii) and (iii), collectively, the "Financial Statements").

      (b) Each of the consolidated balance sheets included in the Financial Statements fairly presents in all material respects the consolidated financial position of Seller and its Subsidiaries (including the German Subsidiary) as of its date, and the other statements included in the Financial Statements fairly present in all material respects the consolidated results of operations, shareholders' equity and cash flows, as the case may be, of Seller and its Subsidiaries (including the German Subsidiary) for the periods therein set forth, in each case in accordance with generally accepted accounting principles consistently applied except, with respect to the unaudited interim financial statements, for the omission of footnote disclosures and, to the extent consistent with generally accepted accounting principles, normally recurring immaterial year-end audit adjustments.

      (c) The accounts receivable of the Business are, and as of the Closing the accounts receivable included in the Purchased Assets will be, valid and enforceable claims and, to the Knowledge of Seller, subject to no set-off or counterclaim. All such accounts receivable arose out of bona fide transactions in the ordinary course of business and are owned free and clear of all Liens except as disclosed in the Financial Statements.

      (d) Seller's auditors are independent for purposes of the rules and regulations of the Securities and Exchange Commission and are registered with the Public Company Accounting Oversight Board.

      3.06. Absence of Certain Changes. Since the Balance Sheet Date, except as set forth in Schedule 3.06, Seller and its Subsidiaries have conducted the Business in the ordinary course consistent with past practices, and there has not been, with respect to Seller, its Subsidiaries or the Business, any:

      (a) Material Adverse Change or any event, occurrence, development or state of circumstances or facts which could reasonably be expected to result in a Material Adverse Change, or any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to prevent or materially delay Seller's or Parent's ability to consummate the transactions contemplated by this Agreement or perform their obligations hereunder or under the Ancillary Agreements;

      (b) payment or grant of any right relating to the Business by Seller, its Subsidiaries or Parent to any Interested Person, or any charge by any Interested Person to Seller, its Subsidiaries or Parent relating to the Business, or other transaction between Seller, its Subsidiaries or Parent relating to the Business, on the one hand, and any Interested Person, on the other, except in any such case for employee compensation payments in the ordinary course of business of Seller and its Subsidiaries consistent with past practice.

      (c) incurrence, assumption or guarantee by Seller, its Subsidiaries or Parent of any indebtedness for borrowed money with respect to the Business;

      (d) creation or assumption by Seller, its Subsidiaries or Parent of any Lien on any Purchased Asset;

      (e) damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Business or any Purchased Asset;

      (f) transaction or commitment made, or any contract or agreement entered into, by Seller, its Subsidiaries or Parent relating to the Business or any Purchased Asset (including the acquisition or disposition of any assets) or any relinquishment by Seller, its Subsidiaries or Parent of any contract or other right, in either case, material to the Business;

      (g) change in any method of Tax or financial accounting or accounting practice or any making of a Tax election or change of an existing election by Seller, its Subsidiaries or Parent with respect to the Business;

      (h) (i) grant of any severance or termination pay to any employee of or consultant to the Business, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any employee of the Business,
            (iii) change in benefits payable under existing severance or termination pay policies of Seller or any of its Subsidiaries relating to the Business or employment agreements to which any employee of the Business is a party or (iv) change in compensation, bonus or other benefits payable to employees of or consultants to the Business;

      (i) labor dispute or grievance, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Business, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any such employees;

      (j) employee terminations and/or layoffs, and Seller, its Subsidiaries and Parent have preserved intact and kept available the services of present employees of the Business, in each case in accordance with past practice,

      (k) capital expenditure, or commitment for a capital expenditure, for additions or improvements to property, plant and equipment in excess of $10,000;

      (l) action which, if it had been taken or occurred after the execution of this Agreement, would have required the consent of Buyer or SVT pursuant to this Agreement;

      (m) waiver, termination or loss by Seller, its Subsidiaries or Parent of any material right or benefit relating to the Business; or

      (n)   agreement, undertaking or commitment to do any of the foregoing.

      3.07. Personal Property. (a) Seller has good and marketable title to, or in the case of leased personal property has valid leasehold interests in, all personal property (including without limitation equipment, inventory, receivables and furniture) (whether tangible or intangible) used in the Business (the "Personal Property"). Schedule 3.07 lists all Personal Property. None of such Personal Property is subject to any Liens, other than Liens disclosed on
Schedule 3.07.

      (b) The Personal Property has no material defects, is in good operating condition and repair (ordinary wear and tear excepted), and is generally adequate for the uses to which it is being put.

      (c) Schedule 3.07 completely and accurately describes all leases and subleases for Personal Property.

      3.08. Real Property. (a) None of the Real Property is owned by Seller. All of the Real Property is leased by Seller as lessee or sublessee.

      (b) Schedule 3.08 completely and accurately lists all leases and subleases of Real Property (the "Leases").

      (c) The Leases are in good standing and are valid, binding and enforceable in accordance with their respective terms, and there does not exist under any such Lease any default by Seller or, to Seller's Knowledge, by any other Person, or any event that, with notice or lapse of time or both, would constitute a default by Seller or, to Seller's Knowledge, by any other Person. Seller has delivered to Buyer complete and accurate copies of all Leases, including all amendments and agreements related thereto. All rent and other charges currently due and payable under the Leases have been paid.

      (d) Seller is the holder of the lessee's interest under the Leases and has neither assigned the Leases nor subleased all or any portion of the premises leased thereunder. Seller has not made any alterations, additions or improvements to the premises leased under the Leases that are required to be removed (or of which lessor could require removal) at the termination of the respective Lease terms.

      3.09. Sufficiency of Purchased Assets. As of the date of this Agreement, the Purchased Assets and the Excluded Assets together constitute, and on the Closing Date will constitute, all of the assets or property used or held for use in the Business as of each such date. On the Closing Date, the Purchased Assets will be generally adequate to conduct the Business as currently conducted.

      3.10. Title to Purchased Assets. Upon consummation of the transactions contemplated hereby, Buyer or SVT, as applicable, will have acquired good and marketable title in and to, or a valid leasehold interest in, each of the Purchased Assets, free and clear of all Liens.

      3.11. No Undisclosed Liabilities. Except as disclosed in the Financial Statements, there are no liabilities of the Business of any kind whatsoever that could reasonably be expected to have a Material Adverse Effect, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities incurred in the ordinary course of business consistent with past practices since the Balance Sheet Date, which in the aggregate are not material to the Business, taken as a whole.

      3.12. Litigation. There is no claim, action, suit, investigation conducted by or on behalf of Seller or Parent, or proceeding (or any basis therefor) pending against, or to the Seller's Knowledge, threatened against or affecting, Seller, Seller's Subsidiaries, the Business, any Purchased Asset or any employee or consultant of the Business (in his capacity as such), or to Seller's Knowledge, any Affiliate or security holder of Seller (in his or its capacity as such), or the transactions contemplated hereby before any court or arbitrator or any governmental body, agency, official or authority. Neither Seller, nor to Seller's Knowledge any Affiliate, employee or consultant of the Business or security holder of Seller (in his or its capacity as such), has pending or is threatening or contemplating any claim, action, suit, investigation or proceeding relating to or affecting Seller, its Subsidiaries, the Business, any Purchased Asset, or the transactions contemplated hereby.

      3.13. Material Contracts. (a) Except for the Contracts disclosed in
Schedule 3.13, as of the date of this Agreement, with respect to the Business, none of Seller, Seller's Subsidiaries or Parent is a party to or subject to any:

            (i)   lease;

            (ii) contract for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments by Seller, any of its Subsidiaries or Parent of, or pursuant to which in the last year Seller, any of its Subsidiaries or Parent paid, in the aggregate $10,000 or more;

            (iii) purchase order, license agreement or sales, maintenance, development, OEM, value added reseller, distribution, reseller, teaming, co-marketing or other similar agreement providing for the sale or license by Seller, any of its Subsidiaries or Parent of materials, supplies, goods, services, equipment, software products or other assets;

            (iv) partnership, joint venture or other similar contract arrangement or agreement;

            (v) contract relating to indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset);

            (vi) employment, severance, consulting, deferred compensation, sales commission, or similar plans, agreement or arrangements;

            (vii) license, technology transfer, franchise or other agreement in respect of any Intellectual Property or other property owned or used by Seller, any of its Subsidiaries or Parent;

            (viii) agency, dealer, sales representative or other similar agreement;

            (ix) contract or other document that limits the freedom of Seller, any of its Subsidiaries or Parent in operating the Business to compete in any line of business or with any Person or in any area to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any Purchased Asset;

            (x) contract or commitment with or for the benefit of any Interested Person; or

            (xii) other contract or commitment that is material to the Business taken as a whole.

      (b) Each Contract disclosed in any Schedule to this Agreement or required to be disclosed pursuant to Section 3.13(a) is a valid and binding agreement of Seller, its Subsidiaries or Parent and is in full force and effect, and none of Seller, its Subsidiaries or Parent or, to Seller's Knowledge, any other party thereto is in default in any material respect under the terms of any such Contract, nor, to Seller's Knowledge, has any event or circumstance occurred that, with notice or lapse of time or both, would constitute an event of default thereunder.

      3.14. Technology and Intellectual Property. (a) Schedule 3.14(a) lists:
(i) all patents and all trademarks, service marks, copyrights and mask works, and any applications and renewals for any of the foregoing owned by or licensed to Seller or its Subsidiaries; (ii) all hardware products and tools, software and firmware products and tools and services that are currently sold, published, offered, or under development by or on behalf of Seller, its Subsidiaries or Parent for the benefit of the Business; and (iii) all licenses (in and out), sublicenses and other agreements relating to the Business to which Seller, its Subsidiaries or Parent is a party and pursuant to which Seller, its Subsidiaries, Parent or any other Person is authorized to use any of the Business's Intellectual Property or exercise any other right with regard thereto.

      (b) Each item of the Business's Intellectual Property is either: (i) owned solely by Seller or one of its Subsidiaries free and clear of any liens; or (ii) rightfully used and authorized for use by Seller and its Subsidiaries and their successors pursuant to a valid, enforceable and transferable (without consent) written license. All of the Business's Intellectual Property that is used by Seller or one of its Subsidiaries pursuant to a license or other grant of a right by a third party to use its proprietary information is separately identified as such under Schedule 3.14(b). Except as set forth on Schedule 3.14(b), Seller or one of its Subsidiaries has all rights in the Business's Intellectual Property (except for patents owned by third parties), and to the

Seller's Knowledge, all rights in patents owned by third parties necessary to carry out the Business's current activities.

      (c) None of Parent, Seller or Seller's Subsidiaries is in violation of any license, sublicense or other agreement to which any such entity is a party or otherwise bound relating to any of the Business's Intellectual Property. Except as noted in Schedule 3.14(c), none of Parent, Seller or Seller's Subsidiaries have agreed to provide any consideration (whether financial or otherwise) to any third party, nor, to Seller's Knowledge, is any third party otherwise entitled to any consideration, with respect to any exercise of rights by Parent, Seller, any of its Subsidiaries, or SVT or Buyer as successors to the Business, in the Business's Intellectual Property.

      (d) The use of the Business's Intellectual Property by Parent, Seller and its Subsidiaries as currently used and, to the Seller's Knowledge, as currently proposed to be used, does not infringe any other Person's copyright or, to Seller's Knowledge after relevant, appropriate and diligent investigation, trade secret rights, right of privacy, right in personal data, moral right or other Intellectual Property. Except as set forth in Schedule 3.14(d), no claims (i) challenging the validity, enforceability, effectiveness or ownership by Parent, Seller or any of Seller's Subsidiaries of any of the Business's Intellectual Property or (ii) to the effect that the use, reproduction, modification, manufacture, distribution, licensing, sublicensing, sale, or any other exercise of rights in any of the Business's Intellectual Property, infringes or will infringe on any intellectual property or other proprietary or personal right of any Person have been asserted against Parent, Seller or any of Seller's Subsidiaries or, to Seller's Knowledge, are threatened by any Person nor does there exist any valid basis for such a claim. There are no legal or governmental proceedings, including interference, re-examination, reissue, opposition, nullity, or cancellation proceedings pending that relate to any of the Business's Intellectual Property, other than review of pending patent applications, and none of Parent, Seller or any of Seller's Subsidiaries is aware of any information indicating that such proceedings are threatened or contemplated by any governmental entity or any other Person. All granted or issued patents and mask works, all registered trademarks and service marks, and all copyright registrations owned by Seller or any of its Subsidiaries are, to the Seller's Knowledge, valid, enforceable and subsisting. There is no unauthorized use, infringement, or misappropriation of any of the Business's Intellectual Property by any employee or, to Seller's Knowledge, any former employee or third party.

      (e) Schedule 3.14(e) separately lists all parties (other than employees) who have created any portion of, or otherwise have any rights in or to, the Business's Intellectual Property. Seller or one of its Subsidiaries has secured from all parties (including employees) who have created any portion of, or otherwise have any rights in or to, the Business's Intellectual Property valid and enforceable written assignments of any such work, invention, improvement or other rights to Seller or one of its Subsidiaries and has provided true and complete copies of such assignments to Buyer and SVT. No employee, consultant or other party who created or otherwise had any right to any portion of the Business's Intellectual Property used any resources of any other employer, university or other party or violated any university or other policy in creating such Intellectual Property or in assigning and vesting full ownership thereof, including without limitation the right to transfer, in the Seller or one of its Subsidiaries.

      (f) The transactions contemplated under this Agreement shall not alter, impair or otherwise affect the rights of Buyer or SVT to the full benefit and use of the Business's Intellectual Property following the Closing.

      (g) Seller and each of its Subsidiaries have taken commercially reasonable measures to protect the proprietary nature of the Business's Intellectual Property and to maintain in confidence all trade secrets and confidential information owned or used by Parent, Seller or one of Seller's Subsidiaries in the Business, and to Seller's Knowledge, no such trade secret or confidential information has been disclosed to any third party except pursuant to a binding confidentiality agreement.

      (h) The Business's Intellectual Property does not include any Publicly Available Software, or to the Seller's Knowledge, software derived from Publicly Available Software and none of Parent, Seller or any of Seller's Subsidiaries has used Publicly Available Software, or to the Seller's Knowledge, software derived from Publicly Available Software, in whole or in part in the development of any part of the Business's Intellectual Property in a manner that may subject the Business's Intellectual Property in whole or in part, to all or part of the license obligations of any Publicly Available Software. "Publicly Available Software" means any software that requires as a condition of use, modification, and/or distribution of such software that such software or other software incorporated into, derived from, or distributed with such software (a) be disclosed or distributed in source code form; (b) be licensed for the purpose of making derivative works; or (c) be redistributable at no or minimal charge. Publicly Available Software includes, without limitation, software licensed or distributed under any of the following licenses or distribution models similar to any of the following: (a) GNU General Public License (GPL) or Lesser/Library GPL (LGPL), (b) the Artistic License (e.g. PERL), (c) the Mozilla Public License, (d) the Netscape Public License, (e) the Sun Community Source License
(SCSL), the Sun Industry Source License (SISL), and the Apache Server License.

      3.15. Insurance Coverage. Schedule 3.15 lists all of the insurance policies and fidelity bonds covering the Purchased Assets, the Business and operations of the Business and its employees and consultants. Seller has furnished to Buyer true and complete copies of all insurance policies and fidelity bonds listed in Schedule 3.15. Seller has listed on Schedule 3.15 all outstanding claims under such insurance policies since June 28, 2004. There is no claim by Parent, Seller or one of Seller's Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and Parent, Seller and each of Seller's Subsidiaries, as applicable, is otherwise in compliance with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been effect since June 28, 2004 and remain in full force and effect. Such policies of insurance and bonds are, in the opinion of Seller, adequate for the Business as currently operated by Seller and its Subsidiaries and as operated by Seller and its Subsidiaries since June 28, 2004. To Seller's Knowledge, there is no threatened termination of, or premium increase with respect to, any of such policies or bonds.

      3.16. Compliance with Laws. (a) Seller and each of its Subsidiaries are, and at all times have been, in compliance with all applicable provisions of all material laws, statutes, ordinances or regulations, except for violations which individually and in the aggregate could not have a Material Adverse Effect, and to Seller's Knowledge, no such entity is under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any law, rule, ordinance or regulation applicable to the Purchased Assets or the conduct of the Business.

      (b) Schedule 3.16(b) correctly describes each governmental license, permit, concession or franchise (a "Permit") material to the Business, together with the name of the governmental agency or entity issuing such Permit. Except as set forth on Schedule 3.16(b), such Permits are valid and in full force and effect and, assuming the related Required Consents have been obtained prior to the Closing Date, are transferable by Seller and will not be terminated or impaired or become terminable as a result of the transactions contemplated hereby. Upon consummation of such transactions, Buyer or SVT, as applicable, will, assuming the related Required Consents have been obtained prior to the Closing Date, have all of the right, title and interest in all the Permits.

      (c) Neither Seller nor any of its Subsidiaries is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, any judgment, order or injunction of any court, arbitrator or governmental body, agency, official or authority.

      3.17. Employees. (a) Schedule 3.17 sets forth, with respect to each Person who is employed in the Business (including any such employee who is on a leave of absence or on layoff status subject to recall) (i) the name of such employee and the date as of which such employee was originally hired, and whether the employee is on an active or inactive status; (ii) such employee's title; (iii) such employee's annualized compensation as of the date of this Agreement, including base salary, vacation and/or paid time off accrual amounts, bonus and/or commission potential, equity vesting schedule, severance pay potential, and any other compensation forms; (iv) each current benefit plan in which such employee participates or is eligible to participate; and (v) any governmental authorization (including without limitation visa) that is held by such employee and that is used in connection with the Business. Each employee of the Business is employed by Seller or one of its Subsidiaries. Except as disclosed in
Schedule 3.17(a), the employment of each of the employees of the Business is terminable by Seller or its applicable Subsidiary at will and at no cost other than the payment of accrued salary up to and including the Closing Date.

      (b) Schedule 3.17(b) lists all Persons who are currently performing services for the Business who are classified as "consultants" or "independent contractors," the compensation of each such Person and whether Seller is party to an agreement with such Person (whether or not in writing). Persons engaged for the benefit of the Business as independent contractors, rather than employees, have been engaged by Seller or one of its Subsidiaries, are properly classified as independent contractors and have been engaged in accordance with all applicable foreign, federal, state and/or local laws.

      (c) None of Seller or any of its Subsidiaries is or has been a party to or bound by any union contract, collective bargaining agreement or similar contract. There has never been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting Seller, any of its Subsidiaries or any of the employees of the Business.

      (d) Schedule 3.17(d) lists all current employee manuals and handbooks, employment policy statements, employment agreements, and other relevant personnel materials relating to the employment of the current employees of the Business. Seller has delivered to Buyer and SVT complete copies of all such documents.

      (e) Except as disclosed in Schedule 3.17(e), (i) none of the employees of the Business has notified or otherwise indicated to Seller or one of its Subsidiaries that he or she intends to terminate his or her employment with Seller or one of its Subsidiaries, or not to accept employment with Buyer; (ii) neither Seller nor any of its Subsidiaries has a present intention to terminate the employment of any employee of the Business; (iii) to Seller's Knowledge, no employee of the Business has since January 1, 2005 received an offer of an employment from any other Person; (iv) all current and former employees of the Business who were employees of the Business at any time on or after June 28, 2004 have executed an agreement (containing no exceptions or exclusions from the scope of its coverage) regarding the protection of proprietary or confidential information and the assignment to Seller or one of its Subsidiaries of any Intellectual Property arising from services performed for the Business by such persons; (v) the Intellectual Property that was developed by those individuals who were employees of the Business at any time prior to June 28, 2004 was developed pursuant to standards and policies regarding confidentiality and ownership of intellectual property rights that are consistent with industry-standard form nondisclosure and assignment of inventions agreements;
(vi) to the Knowledge of Seller, no employee of the Business is a party to or is bound by any employment contract, patent disclosure agreement, noncompetition agreement or other restrictive covenant or other contract with any third party that would be likely to affect in any way (A) the performance by such employee of any of his or her duties or responsibilities as a employee, or (B) the business or operations of the Business; (vii) to the Knowledge of Seller, no employee of the Business is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any other restrictive covenant with any third party relating to the right of any such employee to be employed by Seller or one of its Subsidiaries; and (viii) neither Seller nor any of its Subsidiaries is or has been engaged in any litigation with, been threatened with any litigation by, or received a written complaint from, an employee of the Business or former employee of the Business regarding Intellectual Property matters.

      (f) Except as disclosed in Schedule 3.17(f), (i) neither Seller nor any of its Subsidiaries has an established severance pay practice or policy; (ii) no employee of the Business is entitled to any severance pay, bonus compensation, acceleration of payment or vesting of any equity interest, or other payment from any of Seller, any of its Subsidiaries, Buyer or SVT (other than accrued salary, vacation, or other paid time off in accordance with the policies of Seller or its applicable Subsidiary) as a result of or in connection with the transactions contemplated by this Agreement or any Ancillary Agreement or as a result of any termination by the Business on or after the Closing of any Person employed by Seller or any of its Subsidiaries on or prior to the Closing Date.

      (g) Seller and each of its Subsidiaries is in material compliance with, and there is no claim pending against Seller or any of its Subsidiaries or any basis therefore with respect to, all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation all applicable laws, rules and regulations relating to employment discrimination, harassment, unfair labor practices or wrongful discharge.

      (h) Seller and each of its Subsidiaries is in compliance with all applicable visa and work permit requirements.

      3.18. Environmental Compliance. The ownership or use of the Business's premises and assets, the occupancy and operation thereof, and the conduct of the Business are in compliance with all material applicable foreign, federal, state and local laws, ordinances, regulations, standards and requirements relating to pollution, environmental protection, hazardous substances and related matters (collectively, "Environmental Laws"). There is no material liability attaching to such premises or assets or the ownership or operation thereof as a result of any hazardous substance that may have been discharged on or released from such premises, or disposed of on-site or off-site, or any other circumstance occurring prior to Closing or existing as of the Closing. For purposes of this
Section 3.18, "hazardous substance" shall mean oil or any other substance that is included within the definition of a "hazardous substance", "pollutant", "toxic substance", "toxic waste", "hazardous waste", "contaminant", or other words of similar import in any foreign, federal, state or local environmental law, ordinance or regulation.

      3.19. Customers and Suppliers. Schedule 3.19 sets forth a list of all suppliers to the Business from whom Seller or one of its Subsidiaries purchased at least $10,000 worth of goods or services since June 28, 2004, and a list of all customers of the Business that accounted for at least $10,000 of gross sales since June 28, 2004. None of Parent, Seller or Seller's Subsidiaries has received notice from and is not otherwise aware that (i) any customer (or group of customers under common ownership or control) that accounted for at least $50,000 of the products and services furnished by the Business since June 28, 2004 has stopped or intends to stop purchasing the products or services of the Business or (ii) any supplier (or group of suppliers under common ownership or control) that accounted for at least $50,000 of the supplies purchased by the Business since June 28, 2004 has stopped or intends to stop supplying products or services to the Business.

      3.20. Transactions with Affiliates; Intercompany Arrangements. Except as set forth on Schedule 3.20, there are no agreements, loans, leases, royalty agreements or other transactions between Seller or any of its Subsidiaries, on the one hand, and (i) Parent, (ii) any officer, director or stockholder of Parent, Seller or any of Seller's Subsidiaries or, to Seller's Knowledge, any of their Affiliates or (iii) any family member of any officer, director or stockholder of Seller or one of its Subsidiaries or, to Seller's Knowledge, any of their Affiliates ("Interested Person"). To the Knowledge of Seller, no Interested Person (x) has any material direct or indirect interest in any entity that does business with Seller or one of its Subsidiaries or (y) has any direct or indirect interest in any property, asset or right that is used by Parent, Seller or one of Seller's Subsidiaries in the conduct of the Business. Except as set forth on Schedule 3.20, no Interested Person has any contractual relationship (including that of creditor or debtor) with Seller or one of its Subsidiaries other than such relationships as result solely from being an officer, director or stockholder of Seller or one of its Subsidiaries.

      3.21. Warranty Claims. There are no existing or, to Seller's Knowledge, threatened claims against Parent, Seller or any of its Subsidiaries and since June 28, 2004, there have been no claims against Parent, Seller or any of its Subsidiaries alleging any material defects in the Business's services or products, or alleging any material failure of the Business's products to meet specifications. Except as set forth on Schedule 3.21, the liability of Parent, Seller and Seller's Subsidiaries for breach of warranty is limited to repair or replacement of nonconforming parts. The warranty reserves included on the Balance Sheet are adequate to cover any warranty claims relating to products sold or services performed prior to the Closing.

      3.22. Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent, Seller or any of Seller's Subsidiaries who might be entitled to any fee or commission from Buyer, SVT, Parent, Seller or any of Seller's Subsidiaries or any of their respective Affiliates upon consummation of the transactions contemplated by this Agreement.

      3.23 Investment Representation. (a) Parent represents and warrants that:

            (i) it is acquiring the SVT Stock solely for its account and not with a view to or for resale in connection with a distribution thereof;

            (ii) it has had the opportunity to ask questions of and receive complete answers from representatives of SVT concerning the business, management, and financial condition of SVT and the terms and conditions of the SVT Stock;

            (iii) it is able to bear the economic risk of its investment in the
                  SVT Stock for an indefinite period of time;

            (iv)  it can afford a complete loss of its investment in the SVT
                  Stock;

            (v) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the SVT Stock; and

            (vi) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act.

      (b) Parent acknowledges and agrees that:

            (i) the shares of SVT Stock to be issued to Parent hereunder have not been registered under the Securities Act or under the securities laws of any state or other jurisdiction and are being issued in reliance upon certain exemptions under such statutes;

            (ii) the shares of SVT Stock to be issued to Parent hereunder may not be resold, transferred, pledged or otherwise disposed of except pursuant to the provisions of this Agreement and the Memorandum and Articles of Association of SVT (the "SVT Governing Documents");

            (iii) the shares of SVT Stock are neither listed nor afforded a trading facility and no application has been made to list or afford a trading facility for the shares of SVT Stock on any stock exchange;

            (iv) no assurances are provided that a trading market in the shares of SVT Stock will develop; and

            (v) it has not relied on or been induced to enter into this Agreement by any representation or warranty other than any representation or warranty expressly set out in this Agreement.

      3.24. Other Information. To the Knowledge of Seller, none of this Agreement, the Ancillary Agreements and the schedules, exhibits and other documents delivered by Parent, Seller, or Seller's Subsidiaries in connection herewith and therewith, when read together as a whole contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF BUYER AND SVT

      Buyer and SVT, jointly and severally, hereby represent and warrant to Seller that:

      4.01. Organization and Existence. Each of Buyer and SVT is a corporation or other entity duly incorporated or organized and validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for those governmental licenses, authorizations, consents and approvals where the failure to have such governmental licenses, authorizations, consents and approvals would not, individually or in the aggregate, have a SVT Material Adverse Effect. Buyer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, reasonably be likely to have a SVT Material Adverse Effect. Each of Buyer and SVT has heretofore delivered to Seller and Parent true and complete copies of its corporate charter or by-laws (or equivalent organizational documents) as currently in effect.

      4.02. Corporate Authorization. The execution, delivery and performance by Buyer and SVT of this Agreement and each of the Ancillary Agreements to which it is a party, and the consummation by Buyer and SVT of the transactions contemplated hereby and thereby are within the corporate powers of Buyer and SVT and have been duly authorized by all necessary corporate action on the part of Buyer and SVT. This Agreement has been, and each Ancillary Agreement to which Buyer or SVT is a party will be when executed and delivered, duly executed and delivered by Buyer or SVT, as appropriate, and is, or will be when executed, a valid and binding agreement of Buyer or SVT, as appropriate.

      4.03. Governmental Authorization. (a) Except for the filing of documents related to the payment of Irish capital duty on the issuance of SVT Stock, the execution, delivery and performance by Buyer and SVT of this Agreement and each of the Ancillary Agreements to which Buyer or SVT, as appropriate, is a party requires no action by or in respect of, or filing with, any governmental body, agency, official or authority other than compliance with any applicable permit and license requirements relating to Buyer's or SVT's, as appropriate, operation of the Business.

      (b) Except as set forth in Schedule 4.03, no consent, approval, waiver or other action by any Person (other than any governmental body, agency, official or authority referred to in Section 4.03(a)) under any contract, agreement, indenture, lease, instrument or other document to which Buyer or SVT is a party or is bound is required or necessary for the execution, delivery and performance by Buyer or SVT of this Agreement and each Ancillary Agreement to which it is a party, or for the consummation of the transactions contemplated hereby or thereby.

      4.04. Non-Contravention. The execution, delivery and performance by Buyer and SVT of this Agreement and each of the Ancillary Agreements to which it is a party, and the consummation by Buyer and SVT of the transactions contemplated hereby and thereby, do not and will not (i) contravene or conflict with the organizational documents of Buyer or SVT, (ii) assuming compliance with the matters referred to in Section 4.03, contravene or conflict with any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Buyer or SVT, or (iii) assuming compliance with the matters referred to in Section 4.03, constitute a default (with or without notice or lapse of time or both) under or give rise to any right of termination, cancellation or acceleration of any right or obligation of SVT or Buyer or to a loss of any benefit to which SVT or Buyer is entitled under any provision of any material agreement, contract or other instrument binding upon SVT or Buyer.

      4.05. Financial Statements. (a) Attached as Schedule 4.05 are true and complete copies of:

            (i) the unaudited consolidated balance sheet of the management account of Buyer and SVT as of December 31, 2004 and the related unaudited consolidated statements of operations and shareholders' equity of Buyer and SVT for the 12 months ended December 31, 2004;

            (ii) the SVT Balance Sheet and the related unaudited consolidated statements of operations and shareholders' equity of SVT for the 6 months then ended ((i) and (ii), collectively, the "SVT Financial Statements").

      (b) Each of the consolidated balance sheets included in the SVT Financial Statements fairly presents in all material respects the consolidated financial position of SVT as of its date, and the other statements included in the SVT Financial Statements fairly present in all material respects the results of operations and shareholders' equity, as the case may be, of SVT for the periods therein set forth, in each case in accordance with generally accepted accounting principles consistently applied except, to the extent consistent with generally accepted accounting principles, normally recurring immaterial year-end audit adjustments, and, with respect to the unaudited interim financial statements, for the omission of footnote disclosures.

      4.06. Absence of Certain Changes. Since the SVT Balance Sheet Date, to Buyer's knowledge, Buyer and SVT have conducted their business in the ordinary course consistent with past practices, and Buyer and SVT have not experienced or suffered an event or condition that has caused an SVT Material Adverse Effect.

      4.07. No Undisclosed Liabilities. Except as disclosed in the SVT Financial Statements, to the knowledge of Buyer and SVT, there are no liabilities of their business of any kind whatsoever that would have an SVT Material Adverse Effect, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities incurred in the ordinary course of business consistent with past practices since the SVT Balance Sheet Date, which in the aggregate are not material to Buyer's and SVT's business, taken as a whole.

      4.08. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer or SVT threatened against or affecting, Buyer or SVT before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

      4.09. Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer or SVT who might be entitled to any fee or commission from Seller, Parent or any of their Affiliates upon consummation of the transactions contemplated by this Agreement.

      4.10. SVT Stock. The SVT Stock will be issued in accordance with the SVT Governing Documents.

      4.11. Other Information. To the knowledge of SVT and Buyer, none of this Agreement, the Ancillary Agreements to which they are a party, and the schedules, exhibits and other documents delivered by Buyer or SVT in connection herewith and therewith, when read together as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

                                    ARTICLE V

                         COVENANTS OF SELLER AND PARENT

      Each of Parent and Seller agrees that:

      5.01. Conduct of the Business. From the date hereof until the Closing Date, Seller shall, and shall cause its Subsidiaries to, conduct the Business in the ordinary course consistent with both past practices and standard industry practices and shall use best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of the present officers, employees and consultants of the Business. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, Seller shall not, and shall cause each of its Subsidiaries not to:

      (a)   adopt or propose any change in their corporate charter or bylaws;

      (b) merge or consolidate with any other Person or acquire a material amount of assets of any other Person;

      (c) sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments and (ii) in the ordinary course of business consistent with past practices;

      (d) effect any direct or indirect redemption, purchase or other acquisition of any Equity Securities of Seller or its Subsidiaries, or declare, set aside or pay any dividend or make any other distribution of assets of any kind whatsoever with respect to any Equity Securities of Seller or its Subsidiaries;

      (e)   issue any Equity Securities of Seller or its Subsidiaries;

      (f) incur any indebtedness for money borrowed, make any loans or advances, assume, guarantee or endorse or otherwise become responsible for the obligation of any other Person, or, except as necessary to maintain the Business, subject any of its properties or assets to any Lien, which Liens shall be removed in any event prior to the Closing;

      (g) enter into any commitment, contract, renewal or arrangement that would create any performance or other obligation, fixed or contingent, on the Business, Buyer, SVT or any of the Purchased Assets following the Closing;

      (h) terminate or otherwise layoff any employees of or consultants to the Business;

      (i) make any change in the compensation paid or payable to any officer, member, manager, director, shareholder, employee, agent, representative or consultant of the Business, or pay or agree to pay any bonus or similar payment;

      (j) make any intra-company payments that materially impacts Net Assets or Working Capital;

      (k) make any change in product pricing or employ sales practices or procedures that are inconsistent with past practices;

      (l) change its method of management or operations in any material respect; or

      (m)   agree or commit to do any of the foregoing.

      Seller shall not, and shall cause its Subsidiaries not to, (i) take or agree or commit to take any action that would make any representation and warranty made by Parent and Seller under this Agreement inaccurate in any respect at, or as of any time prior to, the Closing Date or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

      5.02. Access to Information. Reference is made to the Mutual Nondisclosure Agreement between Buyer and Seller dated as of May 13, 2005. Seller shall, and shall cause each of its Subsidiaries to, (a) give Buyer and SVT, their counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of related to the Business during normal business hours, (b) furnish to Buyer and SVT, their counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Business as such Persons may reasonably request, and (c) instruct the employees, consultants, counsel, auditors and financial advisors of the Business to reasonably cooperate with Buyer and SVT. No access to information by Buyer or SVT pursuant to this Section shall affect any representation or warranty given by Seller or Parent hereunder or any of Buyer's or SVT's rights under this Agreement or in any certificate or other writing delivered by the Seller or Parent pursuant hereto, including without limitation under Section 9.02 and Articles X and XI.

      5.03. Notices of Certain Events; Continuing Disclosure. (a) Seller shall promptly notify Buyer and SVT of:

            (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

            (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

            (iii) any actions, suits, claims, investigations or proceedings commenced or, to Seller's Knowledge threatened, against or relating to or involving or otherwise affecting Seller, any Subsidiary of Seller or the Business or that relate to the consummation of the transactions contemplated by this Agreement, or any material developments relating to any actions, suits, claims, investigations or proceedings disclosed pursuant to Section 3.12.

      (b) Until the Closing Date, Seller shall have the continuing obligation promptly to advise Buyer and SVT with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have been required to be set forth or described in a Schedule to this Agreement, or that constitutes a breach or prospective breach of this Agreement by Seller or Parent.

      (c) No notice pursuant to this Section shall affect any representation or warranty given by Seller or Parent hereunder or any of Buyer's or SVT's rights under this Agreement or in any certificate or other writing delivered by the Seller or Parent pursuant hereto, including without limitation under Section
9.02 and Articles X and XI.

      5.04. Trademarks; Tradenames. As soon as practicable after the Closing Date, Seller, Parent, and the Retained Subsidiaries shall eliminate the use of all of the trademarks, tradenames, service marks and service names used in the Business and owned by Parent, Seller or any of their Subsidiaries, in any of their forms or spellings, on all advertising, stationery, business cards, checks, purchase orders and acknowledgments, customer agreements and other contracts and business documents. As soon as practicable after the Closing Date, Seller and the Retained Subsidiaries shall either (a) change their corporate names so as to bear no resemblance to their current names or (b) dissolve.

      5.05. Noncompetition. Each of Parent and Seller agree that they shall not, and Seller shall cause each of its Subsidiaries not to:

            (i) for a period of three (3) full years from the Closing Date, engage, either directly or indirectly, as a principal or for its own account, or solely or jointly with others, or as a stockholder in any corporation or joint stock association, in any business that competes with the Business as it exists on the Closing Date;

            (ii) for a period of two (2) full years from the Closing Date, employ or solicit, or receive or accept the performance of services by, any Transferred Employee; or

            (iii) for a period of eighteen (18) full months from the Closing
                  Date, advise any customer or supplier of the Business with respect to its business relationship with the Business without the prior written consent of SVT and Buyer, such consent not to be unreasonably withheld.

      5.06. Confidentiality. (a) Parent, Seller, Seller's Subsidiaries, and each of their Affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by the rules and regulations promulgated by the Securities and Exchange Commission or by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Buyer or SVT furnished to Parent, Seller, Seller's Subsidiaries or any of their Affiliates, in connection with the transactions contemplated by this Agreement, and after the Closing Date, all confidential documents and information concerning the Business, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Seller, any of Seller's Subsidiaries or Parent, (ii) in the public domain through no fault of Parent, Seller, any of Seller's Subsidiaries or their Affiliates, or (iii) later lawfully acquired by Seller, one of Seller's Subsidiaries or Parent from sources other than Buyer or SVT; provided that Parent, Seller and Seller's Subsidiaries may disclose such information to their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such persons are informed by Parent, Seller, and Seller's Subsidiaries, as applicable, of the confidential nature of such information and are directed by Parent, Seller and Seller's Subsidiaries, as applicable, to treat such information confidentially in accordance with this Agreement. The obligation of Parent, Seller, Seller's Subsidiaries and each of their Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, Parent, Seller, Seller's Subsidiaries and their Affiliates will, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Buyer and SVT, as applicable, upon request, all documents and other materials, and all copies thereof, obtained by Parent, Seller, any of Seller's Subsidiaries or their Affiliates or on their behalf concerning Buyer or SVT in connection with this Agreement that are subject to such confidence.

      (b) The parties hereto (i) acknowledge that they are aware (and, if applicable, that their respective representatives who are apprised of this matter have been advised) that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other persons under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities; and (ii) agree to refrain from using and causing any third party to use any information in contravention of such laws including, without limitation, Rule 10b-5 and Rule 14e-3 under the 1934 Act. If Buyer or SVT does not comply with the provisions of this Section 5.06(b), Buyer or SVT may be deemed by such action to be in violation of such laws and regulations, which could have a Material Adverse Effect.

      5.07 Exclusivity. For a period of ninety (90) days from the Closing Date, each of Parent, Seller and Seller's Subsidiaries agree that neither they nor their Affiliates will directly or indirectly, (a) solicit any competing offers for the purchase of Seller, any of Seller's Subsidiaries or the Business or all or any substantial portion of the Equity Securities of Seller or any of Seller's Subsidiaries or the assets of Seller, any of Seller's Subsidiaries or the Business (including by merger or in any other form of transaction or series of related transactions) or (b) negotiate or otherwise respond, other than to decline, to any indication of interest with respect to any such purchase. Parent, Seller and Seller's Subsidiaries will disclose promptly to Buyer and SVT all such unsolicited offers or indications of interest.

      5.08 Transfer of SVT Stock. (a) Parent agrees that, for a period of two
(2) full years from the Closing Date, it shall not, without the prior written consent of SVT and subject to Section 10.04(b), sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, all or any part of the shares of SVT Stock received by Parent pursuant to this Agreement. Any purported transfer within the initial two (2) year period by Parent of any shares of SVT Stock issued to Parent pursuant to this Agreement without the prior written consent of SVT shall be null and void. Notwithstanding the foregoing, subject to Subsection 5.08(b), the restrictions on transferability of the SVT Stock contained in this Subsection 5.08(a) shall terminate and be of no further force or effect upon the consummation of SVT's first firm commitment underwritten public offering of SVT's ordinary shares where the share are subsequently traded primarily on the Nasdaq Stock Market's National Market or Small-Cap Market, the New York Stock Exchange, the London Stock Exchange or the American Stock Exchange (an "Initial Offering") or upon such earlier date as may be agreed between Parent and SVT.

            (b) Parent agrees that it will not, without the prior written consent of SVT, sell publicly any shares of SVT's ordinary shares for a period of 180 days (or such longer period as may be agreed between Parent and SVT) following the effective date of the Initial Offering; provided that the foregoing shall only be applicable to Parent if all officers, directors and holders of two percent (2%) or more of the stock of SVT enter into similar agreements.

            (c) Any purported transfer by Parent of any shares of SVT Stock at any time shall be in accordance with SVT's Governing Documents, and in the event of any conflict between the provisions of this Agreement and the provisions of SVT's Governing Documents, the provisions of SVT's Governing Documents shall control.

      5.09 Required Consents. Seller shall, and shall cause its Subsidiaries to, use its best efforts to obtain all authorizations, consents (including Required Consents that were not delivered at the Closing to Buyer and SVT pursuant to
Section 9.02(e)), orders and approvals of, and to give all notices to and make all filings with, all governmental bodies, agencies, officials or authorities and all other third parties that are or become necessary for Seller's execution of, and the performance of its obligations pursuant to, this Agreement and the Ancillary Agreements.

      5.10 Required Payments. Seller and its Subsidiaries will promptly pay and perform all Excluded Liabilities; provided that Seller or its Subsidiaries may, in its sole discretion, promptly settle, compromise, renegotiate or otherwise discharge such Excluded Liabilities. Without limiting the foregoing, Parent, Seller or Seller's Subsidiaries, as applicable, will promptly pay (a) no later than three (3) days following the Closing Date, all liabilities and obligations
(i) due to employees of and consultants to the Business arising or relating to periods prior to and as of the Closing, including liabilities to employees and consultants arising as a result of the transactions contemplated by this Agreement, and (ii) the liabilities to the parties set forth on Schedule 5.10 that are past due; and (b) the liabilities to the parties set forth on Schedule
5.10 as they become due.

      5.11 Future Sales. Parent, Seller and Seller's Subsidiaries shall inform and instruct, effective as of the Closing, their respective sales forces that, except pursuant to any agreement in writing with Buyer or SVT, they have no further right to sell, and shall no longer sell, any products or services of the Business. Parent, Seller and Seller's Subsidiaries shall inform and instruct, effective as of the Closing, their respective re-sellers that, except pursuant to any agreement in writing with Buyer or SVT, they shall have no further right to sell, license, sublicense or market, and shall no longer sell, license, sublicense or market, any products or services of the Business.

      5.12 Consent to Assignment of DataDirect License. Parent and Seller agree that if, as a result of Seller's failure to obtain the consent of DataDirect Technologies, Inc. (f/k/a Merant Inc.) ("DataDirect") to the assignment of that certain Distributor License Agreement dated as of November 28, 2000, as amended (the "DataDirect License"), between DataDirect and Seller, Buyer and/or SVT enter into a new distributor license agreement or similar agreement with DataDirect pursuant to which Buyer and/or SVT incur an annual royalty charge in excess of that provided for in the DataDirect License (the "New Royalty Rate"), then, during the Period commencing on the Closing Date and ending at the close of business on December 31, 2007, Parent and Seller will reimburse and pay over to Buyer and/or SVT on a quarterly basis the excess of the New Royalty Rate, if any, over the royalty charge provided for in the DataDirect License.

                                   ARTICLE VI

                            COVENANTS OF BOTH PARTIES

      The parties hereto agree that:

      6.01. Further Assurances. Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement and the Ancillary Agreements. Each of Parent, Seller, Buyer and SVT agree to execute and deliver, or cause to be executed and delivered, such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in Buyer and SVT, as appropriate, good and marketable title to the Purchased Assets.

      6.02. Certain Filings. The parties agree to cooperate (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements and (b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

      6.03. Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or stock exchange regulation, will not issue any such press release or make any such public statement prior to such consultation.

      6.04. Retained Subsidiaries. At reasonable times and upon reasonable notice, Buyer and SVT shall provide reasonable assistance, at Seller's expense, to Seller in order to assist Seller in the liquidation of the Retained Subsidiaries.

      6.05. Reseller Agreement. Following the Closing Date, SVT and Parent shall enter into a mutually-acceptable Reseller Agreement between SVT and Parent pursuant to which Parent would serve as a reseller of the products and services of SVT and its Subsidiaries.

                                   ARTICLE VII

                                   TAX MATTERS

      7.01. Tax Definitions. The following terms, as used herein, have the following meanings:

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Post-Closing Tax Period" means any Tax period (or portion thereof) beginning after the Closing Date.

      "Pre-Closing Tax Period" means any Tax period (or portion thereof) ending on or before the Closing Date.

      "Tax" means any federal, state, local or foreign net income, alternative or add-on minimum, gross income, gross receipts, sales, use, value-added, ad valorem, franchise, capital, paid-up capital, profits, lease, service, transfer, greenmail, license, withholding, estimated, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, customs duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever (including liability for Taxes imposed on another Person, whether incurred or borne as a transferee or successor or by contract or otherwise), together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax.

      "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

      7.02. Tax Matters. Seller and Parent, jointly and severally, hereby represent and warrant to Buyer and SVT that:

      (a) Schedule 7.02(a) of the Disclosure Schedule contains a list of all jurisdictions (whether foreign or domestic) to which any Tax is properly payable by the German Subsidiary.

      (b) Except as set forth on Schedule 7.02(b), (i) all Tax Returns required to be filed by or on behalf of the German Subsidiary have been duly filed on a timely basis; (ii) such Tax Returns are true, complete and correct; (iii) all Taxes owed by the German Subsidiary for or with respect to the Pre-Closing Tax Period have been paid or will be timely paid by the German Subsidiary prior to the Closing to the extent due; (iv) Buyer and SVT have been supplied with true and complete copies of each Tax Return of the German Subsidiary for the last three taxable years; (v) the Germany Subsidiary (A) has not been audited or received notice of initiation thereof by any governmental taxing authority for which the statute of limitations for assessment of Taxes remains open, (B) has not extended any applicable statute of limitations regarding Taxes for which the statute of limitations for assessment of Taxes remains open, (C) is not liable, contractually or otherwise, for the Taxes of any other Person (other than withholding Taxes arising in the ordinary course of business), and (D) is not a party to any allocation or sharing agreement with respect to Taxes; and, each of Seller and its Subsidiaries (other than the German Subsidiary) is a "United States person" as such term is used in Code Section 1445.

      7.03. Tax Cooperation; Allocation of Taxes. (a) The parties hereto agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Purchased Assets and the Business as is reasonably necessary for the filing of all Tax Returns and making of any election related to Taxes, the preparation for any audit by any governmental authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return. The parties hereto shall cooperate with each other in the conduct of any audit or other proceeding related to Taxes involving the Business or the Purchased Assets. In addition, the parties hereto agree to maintain or arrange for the maintenance of all records necessary to comply with this Section 7.03 for a period of seven (7) years from the Closing Date (or such longer period as may be reasonably requested in writing) and each party agrees to afford the other reasonable access to such records during normal business hours.

      (b) Parent and Seller shall be jointly and severally liable for and shall indemnify SVT and Buyer against all Taxes paid or that are ever payable by or in respect of Parent and Seller (or either of them) with respect to any period, whether before or after the Closing, and against all Taxes paid or that are ever payable by or in respect of the German Subsidiary with respect to any period on or before the Closing Date (including the period up to and including the Closing Date, in the case of any taxable period that begins before and ends after the Closing Date), including any Taxes of any other Person for which the German Subsidiary is found to be liable, contractually or otherwise in respect of such periods. Any indemnification payment required by this Section 7.03(b) shall be paid by the earlier of fifteen (15) days of notice from SVT or the date such Tax is required to be paid to the applicable Taxing authority.

      (c) For purposes of allocating any item of income, gain, loss, deduction or credit of the German Subsidiary between the period ending on or before the Closing Date and the period beginning thereafter, the books of the German Subsidiary shall be closed as of the close of business on the Closing Date, and, in the case of any item arising in the taxable year that includes the Closing Date that is not specifically allocable to one of such periods, such items shall be allocated between such periods in the manner provided for in Section 7.03(d).

      (d) All real property Taxes, personal property Taxes and similar ad valorem obligations levied with respect to the Purchased Assets for a taxable period which includes (but does not end on) the Closing Date (collectively, the "Apportioned Obligations") shall be apportioned between Parent and Seller, on the one hand, and Buyer and SVT, on the other, as of the Closing Date based on the number of days of such taxable period included in the Pre-Closing Tax Period and the number of days of such taxable period included in the Post-Closing Tax Period, equitably adjusted if necessary to reflect changes in taxable assets as between the Pre-Closing Period and Post-Closing Period or portions thereof. Seller shall be liable for the proportionate amount of such Taxes that is attributable to the Pre-Closing Tax Period. At the Closing, Parent and Seller, on the one hand, and Buyer and SVT, on the other, shall present a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 7.03(d) together with such supporting evidence as is reasonably necessary to calculate such amount to be reimbursed. Such amount shall be paid by the party owing it to the other within 10 days after delivery of such statement. Thereafter, Parent and Seller shall notify Buyer or SVT, as appropriate, upon receipt of any bill for real or personal property Taxes relating to the Purchased Assets, part or all of which are attributable to the Post-Closing Tax Period, and shall promptly deliver such bill to Buyer or SVT, as appropriate, who shall pay the same to the appropriate governmental authority; provided that if such bill covers the Pre-Closing Tax Period, Parent and Seller shall also remit prior to the due date of assessment to Buyer or SVT, as appropriate, payment for the proportionate amount of such bill that is attributable to the Pre-Closing Tax Period. If either Parent and Seller, on the one hand, or Buyer or SVT, on the other, shall thereafter make a payment for which it is entitled to reimbursement under this Section 7.03(d), the other party shall make such reimbursement promptly but in no event later than 30 days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement. Any payment required under this Section and not made within 10 days of delivery of the statement shall bear interest at the rate per annum determined, from time to time, under the provisions of Section 6621(a)(2) of the Code for each day until paid.

      (e) Any transfer, documentary, sales, use, stamp, or other Taxes assessed upon or with respect to the transfer of the Purchased Assets or the German Subsidiary to Buyer or SVT and any recording or filing fees with respect thereto shall be borne and paid by Parent and Seller, and Parent and Seller shall promptly reimburse Buyer or SVT, as appropriate, for any such amounts paid by Buyer or SVT.

      (f) Prior to the Closing Date, Parent and Seller shall provide Buyer and SVT with a clearance certificate or similar document(s) which may be required by any governmental authority in order to relieve Buyer and SVT of any obligation to withhold any portion of the Purchase Price allocated to the German Subsidiary.

                                  ARTICLE VIII

                                EMPLOYEE BENEFITS

      8.01. Employee Benefits Definitions. The following terms, as used herein, having the following meaning:

      "Benefit Arrangement" means an employment, severance or similar contract, arrangement or policy (written or oral) and each plan or arrangement providing for severance, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, phantom stock, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits or any Co-employment agreement that (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by Seller or any of its ERISA Affiliates or any Co-Employer and (iii) covers any Employee or former Employee.

      "Co-Employer" means any entity that is or was considered to be a co-employer with Seller.

      "Employee" for purposes of this Article VIII means any employee of the Business, including any employee of Seller or its Subsidiaries and any employee Co-employed by Seller and Co-Employer.

      "Employee Plan" means each "employee benefit plan," as such term is defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA and (ii) is maintained or contributed to by Seller or any of its ERISA Affiliates or any Co-Employer, as the case may be.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

      "Multiemployer Plan" means each Employee Plan that is a multiemployer plan, as defined in Section 4001(a)(3) of ERISA.

      "Transferred Employees" means those Employees who are offered employment by Buyer and who commence employment with Buyer as of the Closing Date.

      8.02. ERISA Representations. Parent and Seller, jointly and severally, hereby represent and warrant to Buyer and SVT that:

      (a) Schedule 8.02 of the Disclosure Schedule lists each Employee Plan that covers any Employee, copies of all of which, and a summary plan description of each, have previously been furnished to Buyer and SVT. With respect to each Employee Plan, all annual reports (Form 5500) required to be filed with the Internal Revenue Service or Department of Labor have been properly filed on a timely basis and Seller has provided the most recently filed Form 5500.

      (b) Schedule 8.02 of the Disclosure Schedule also includes a list of each Benefit Arrangement, copies or descriptions of which have been made available or furnished previously to Buyer and SVT.

      (c) None of the Employee Plans or Benefit Arrangements listed on Schedule
8.02 of the Disclosure Schedule is subject to the laws of any jurisdiction outside the United States.

      (d) No non-exempt "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan.

      (e) To Seller's Knowledge, neither Seller nor any of its Subsidiaries, nor any ERISA Affiliate thereof, maintains or has ever maintained or contributed to or expects to incur liability with respect to any Multiemployer Plan or Employee Plan subject to Title IV of ERISA. Neither Seller nor any of its Subsidiaries, nor any ERISA Affiliate thereof, has incurred or reasonably expects to incur any liability with respect to any transaction described in Section 4069 of ERISA.

      (f) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Seller has furnished to Buyer and SVT copies of the most recent Internal Revenue Service determination or opinion letter with respect to each such Employee Plan. Each Employee Plan and Benefit Arrangement has been maintained in compliance with its terms and with the applicable requirements prescribed by any and all statutes, orders, rules and regulations.

      (g) With respect to the Employees and former Employees, there are no employee post-retirement health or welfare plans in effect, except as required by Section 4980B of the Code or applicable state law. No tax under Section 4980B or 4980D of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code.

      (h) All contributions, reserves or premium payments accrued under each Employee Plan and Benefit Arrangement have been made as of the Closing Date or are reflected on the Closing Balance Sheet.

      (i) No Employee will become entitled to any bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

      8.03. Employees and Offers of Employment. (a) Buyer may, at its sole discretion and at any time, offer employment on an at-will basis to any and all of the Transferred Employees.

      (b) Seller agrees to (i) terminate, or cause to terminate, the employment of, and any employment agreements (including but not limited to change-in-control agreements) with, the Transferred Employees with Seller and its Subsidiaries on or before the Closing Date and to pay any and all liabilities with respect to each Transferred Employee, including, but not limited to, any payments and benefits due such Transferred Employees under any applicable contract or law, including but not limited to accrued salary and wages, bonuses, commissions, pension, retirement, savings, health, welfare and other benefits and severance payments or similar payments, and (ii) provide, or cause to be provided, to each Transferred Employee any notice (which notice shall be reasonably acceptable to Buyer and SVT) required under any law or regulations in respect of such termination, including without limitation the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the Federal Workers Adjustment and Retraining Notification Act.

      8.04. Seller's Employee Benefit Plans. (a) Seller or its applicable Subsidiary shall retain all obligations and liabilities under the Employee Plans and Benefit Arrangements in respect of each Employee or former Employee (including any beneficiary thereof). No assets of any Employee Plan or Benefit Arrangement shall be transferred to Buyer or SVT or any of their Affiliates or to any plan of Buyer or SVT or any of their Affiliates. Accrued benefits or account balances of Transferred Employees under the 401(k) Plan shall be fully vested as of the Closing Date. Seller shall cooperate and assist, and shall cause its Subsidiaries to cooperate and assist, any Transferred Employee who so requests, in making a direct rollover of the Transferred Employee's vested account balance to Buyer's or SVT's 401(k) plan as soon as practicable after the Closing Date. Buyer and SVT shall cooperate with Seller and any Transferred Employee with respect to such direct rollover, provided that Buyer and SVT determine that the direct rollover is permitted under the Code and regulations thereunder. Each of the parties hereto shall pay its own expenses in connection with such direct rollover.

      (b) With respect to any Employee Plans that are group health plans as defined in Section 5000(b)(1) of the Code, Seller shall satisfy, and shall cause its Subsidiaries to satisfy, the notice requirements of Section 4980B and 9801 of the Code, to the extent applicable. Seller shall treat, and shall cause its Subsidiaries to treat, all Employees (and their beneficiaries) who terminate employment with Seller or its Subsidiaries as a result of the transactions contemplated by this Agreement as "qualified beneficiaries" entitled to continuation health coverage as described in Section 4980B of the Code ("COBRA Coverage"), regardless of whether the Employee becomes a Transferred Employee, and Seller shall continue to provide, and cause its Subsidiaries to continue to provide, COBRA Coverage for the maximum period required by law to any former Employee (or beneficiary) who is eligible for COBRA Coverage as of the Closing Date. Seller shall, and shall cause its Subsidiaries, to promptly notify Buyer and SVT if it ceases to provide any group coverage to any of its Employees.

      8.05. No Third Party Beneficiaries. No provision of this Article VIII or any other provision in this Agreement shall create any third party beneficiary or other rights in any Employee or former Employee (including any beneficiary or dependent thereof) of Seller or of any of its Subsidiaries in respect of continued employment (or resumed employment) with Buyer, SVT or the Business or any of their Affiliates and no provision of this Article VIII shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or Benefit Arrangement or any plan or arrangement that may be established by Buyer, SVT or any of their Affiliates. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any such plans or arrangements of Buyer, SVT or any of their Affiliates.

                                   ARTICLE IX

                              CONDITIONS TO CLOSING

      9.01. Conditions to the Obligations of Each Party. The obligations of the parties to consummate the Closing are subject to the satisfaction of the following conditions:

      (a) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

      (b) Each other party to this Agreement shall have executed and delivered each of the Ancillary Agreements to be entered into by it, in each case substantially in the form attached as an exhibit to this Agreement, and any other documents or items required to be delivered by it pursuant to Section 2.07.

      9.02. Conditions to Obligation of Buyer and SVT. The obligation of Buyer and SVT to consummate the Closing is subject to the satisfaction of the following further conditions:

      (a) (i) Seller shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of Seller and Parent contained in this Agreement and in any certificate or other writing delivered by Seller or Parent pursuant hereto shall be true and correct at and as of the Closing Date as if made at and as of such date with only such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect, (iii) there shall have been no Material Adverse Change since the Balance Sheet Date and no facts, circumstances, events or conditions shall exist which in the aggregate could reasonably be expected to result in a Material Adverse Change, and (iv) Buyer and SVT shall have received certificates signed by the President of each of Seller and Parent to the foregoing effect.

      (b) No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining the effective operation by Buyer or SVT of all or any material portion of the Purchased Assets after the Closing Date and no proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

      (c) Buyer and SVT shall have received an opinion of Ellenoff Grossman & Schole LLP, dated the Closing Date, to the effect specified in Sections 3.01 through 3.04 and with respect to such other matters as Buyer and SVT may reasonably request.

      (d) Seller shall have received all of the consents, authorizations or approvals from the governmental agencies referred to in Section 3.03(a), in each case in form and substance reasonably satisfactory to Buyer and SVT, and no such consent, authorization or approval shall have been revoked.

      (e) Seller and its Subsidiaries shall have received all of the Required Consents set forth on Schedule 9.02(e), such consents to be in form and substance reasonably satisfactory to Buyer and SVT, and no such consent shall have been revoked.

      (f) Seller and its Subsidiaries shall have paid all sales, use, transfer, stamp, documentary and other similar Taxes and recording and filing fees incurred in connection with the transactions contemplated by this Agreement.

      (g) The Estimated Working Capital shall be in an amount that equals or exceeds $187,200.

      (h) Seller shall have delivered to Buyer the resignations of all officers and directors of the German Subsidiary from their positions as officers and directors (but not employees) of such entity at or prior to the Closing Date except for Eckhard Bogner.

      (i) Buyer and SVT shall have received from Parent a release in the form attached hereto as Exhibit E pursuant to which Parent releases Seller, Seller's Subsidiaries, Buyer, SVT, each of their respective Affiliates and each of their respective stockholders, members, partners, officers, directors, employees, and representatives from all claims that each such holder may have against any of the foregoing.

      9.03. Conditions to Obligations of Seller. The obligation of Seller to consummate the Closing is subject to the satisfaction of the following further conditions:

      (a) (i) Buyer and SVT shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Buyer and SVT contained in this Agreement and in any certificate or other writing delivered by Buyer or SVT pursuant hereto shall be true and correct at and as of the Closing Date, as if made at and as of such date with only such exceptions as would not in the aggregate reasonably be expected to have a SVT Material Adverse Effect and (iii) there shall have been no SVT Material Adverse Change since the Buyer Balance Sheet Date, and no facts, circumstances, events or conditions shall exist which in the aggregate could reasonably be expected to result in an SVT Material Adverse Change, and (iv) Seller shall have received a certificate signed by an officer of Buyer and an officer of SVT to the foregoing effect.

      (b) No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

      (c) Seller and Parent shall have received an opinion of each of Choate, Hall & Stewart LLP and O'Donnell Sweeney, dated the Closing Date, in form and substance as Seller and Parent may reasonably request.

                                    ARTICLE X

                            SURVIVAL; INDEMNIFICATION

      10.01. Survival. The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or the Ancillary Agreements or in any certificate or other writing delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the Closing until the twenty-seven (27) month anniversary of the Closing Date, or

            (a)   in the case of Sections 5.06 (Confidentiality), 5.08(b) and
                  (c), indefinitely;

            (b) in the case of the covenants, agreements, representations and warranties contained in Section 3.18 (Environmental Compliance), Section 3.21 (Warranty Claims), Article VII (Tax Matters), and Article VIII (Employee Benefits), until one (1) month following the date of expiration of the statutory period of limitations applicable to third-party claims pertaining to such matters (giving effect to any waiver, mitigation or extension thereof); and

            (c)   in the case of Sections 5.05 (Non-Competition), 5.08(a) or
                  5.12 (Consent to Assignment of DataDirect License), for the periods set forth therein.

Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under Section 10.02 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time. All indemnification payments made under this Agreement shall be treated as adjustments to the Purchase Price.

      10.02. Indemnification. (a) Seller and Parent hereby jointly and severally indemnify Buyer, SVT, the German Subsidiary, their respective Affiliates, and their respective stockholders, members, partners, officers, directors, employees, and representatives against and agree to hold them harmless from any and all damage, loss, liability, cost and expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damage") incurred or suffered by any of the foregoing arising out of or in connection with:

            (i) (A) any misrepresentation or breach of warranty (disregarding the disclosures set forth on Schedules 3.06, 3.14(b), 3.14(d), and 3.14(e) such that any matter set forth in such schedules are subject to indemnification hereunder) made or to be performed by Seller, its Subsidiaries or Parent pursuant to the provisions of this Agreement, the Ancillary Agreements to which Seller, its Subsidiaries or Parent is a party and any certificate or other writing delivered by Seller, its Subsidiaries or Parent pursuant hereto or thereto and (B) except as described in Subsection 10.02(a)(iv), any claim, action, suit or proceeding by any third party alleging facts, conditions or circumstances which occurred or existed prior to the Closing that if proven true would constitute a misrepresentation or breach of warranty by Seller, its Subsidiaries or Parent (a "Business Third Party Claim");

            (ii) any breach of any covenant or agreement made by Seller, its Subsidiaries or Parent pursuant to this Agreement or any of the Ancillary Agreements;

            (iii) any failure by Seller, its Subsidiaries or Parent to pay or perform the Excluded Liabilities;

            (iv) any claim, action, suit or proceeding by any holder or purported holder of Seller's or Parent's securities or any predecessor owner of the Business, including but not limited to Evoke Software Corporation, a California corporation ("Old Evoke"), and the stockholders thereof, whether arising out of or relating to any facts, conditions or circumstances that occurred or existed prior to or as of the Closing or that result from the transactions contemplated by this Agreement (a "Shareholder Claim"); and

            (v) any claim, action, suit or proceeding by any employee or former employee or consultant or former consultant of Seller or Parent, or employee or former employee or consultant or former consultant of the Business operated by any predecessor to Seller, whether arising out of or relating to any facts, conditions or circumstances that occurred or existed prior to or as of the Closing or that result from the transactions contemplated by this Agreement (an "Employee Claim").

      (b) Buyer and SVT hereby jointly and severally indemnify Parent, Seller, Seller's Subsidiaries, their respective Affiliates, and their respective stockholders, members, partners, officers, directors, employees and representatives against and agree to hold them harmless from any and all Damages incurred or suffered by any of the foregoing arising out of:

            (i) (A) any misrepresentation or breach of warranty made or to be performed by Buyer or SVT pursuant to the provisions of this Agreement, the Ancillary Agreements to which Buyer or SVT is a party and any certificate or other writing delivered by Buyer or SVT pursuant hereto or thereto and (B) any claim, action, suit or proceeding by any third party alleging facts, conditions or circumstances which occurred or existed prior to the Closing that if proven true would constitute a misrepresentation or breach of warranty by Buyer or SVT (a "Buyer Third Party Claim", and, together with a Business Third Party Claim, a Shareholder Claim and an Employee Claim, a "Third Party Claim"); and

            (ii) any breach of any covenant or agreement made by Buyer or SVT pursuant to this Agreement or the Ancillary Agreements.

      10.03. Limitation of Indemnification. (a) Notwithstanding the provisions of Section 10.02, (i) Seller and Parent shall not be liable for Damages under Sections 10.02(a) (i) and (ii) unless the aggregate amount of Damages with respect to all such misrepresentations or breaches of warranty or breaches of covenant or agreement exceeds $50,000, but if the aggregate amount of Damages shall exceed such amount, then Seller and Parent agree to indemnify the entire such amount, and (ii) the maximum aggregate liability of Seller and Parent under Sections 10.02(a)(i) and (ii) shall not exceed the sum of $1,500,000 plus the aggregate amount paid to Parent pursuant to Section 2.11 hereof through the time of such determination.

            (b) Notwithstanding the provisions of Section 10.02, (i) Buyer and SVT shall not be liable for Damages under Sections 10.02(b) unless the aggregate amount of Damages with respect to all such misrepresentations or breaches of warranty (determined without regard to any materiality and knowledge qualification contained in any representation or warranty giving rise to claim for indemnity hereunder) or breaches of covenant or agreement exceeds $50,000, but if the aggregate amount of Damages shall exceed such amount, then Buyer and SVT agree to indemnify the entire such amount, and (ii) the maximum aggregate liability of Buyer and SVT under Section 10.02(b) shall not exceed $1,000,000 in the aggregate.

      10.04. Procedures. (a) Any party seeking indemnification under Section
10.02 (the "Indemnified Party") shall give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any Third Party Claim; provided that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder, except to the extent that the Indemnifying Party has been materially prejudiced thereby. The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in the defense of any Third Party Claim at its own expense. The Indemnifying Party shall have the right, by giving notice to the Indemnified Party within ten (10) days of receipt of notice from the Indemnified Party of a Third Party Claim stating that the


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

Indemnifying Party is responsible for such Third Party Claim, at its expense, to defend against, negotiate, settle or otherwise deal with any Third Party Claim with respect to which it is the Indemnifying Party and to have the Indemnified Party represented by counsel, reasonably satisfactory to the Indemnified Party, selected by the Indemnifying Party; provided that the Indemnified Party may participate in any proceeding with counsel of its choice and at its expense; provided further that SVT and Buyer, at any time when they believe in good faith that any Third Party Claim with respect to which Seller or Parent is defending, is reasonably likely to have a material adverse effect on the Business, assets, affairs, condition (financial or otherwise) or prospects of Buyer or SVT or the Purchased Assets, or could adversely affect or detract from the value of the Purchased Assets or the Business, may assume the defense and settlement of such Third Party Claim in good faith, with counsel of its choice, and be fully indemnified therefore; and provided further that the Indemnifying Party may not enter into a settlement of any Third Party Claim without the consent of the Indemnified Party unless such settlement requires no more than a monetary payment for which the Indemnified Party is fully indemnified.

      (b) The first $1,900,000, in the aggregate, of Parent's and Seller's indemnification obligations pursuant to this Article X shall be paid in the form of immediately available U.S. denominated funds. If, however, any portion of the Earnout has not been paid to Parent, Buyer and Seller shall first offset the amount owed under this Article X by the amount of the unpaid Earnout. Thereafter, any further indemnification obligation of Seller or Parent shall be paid, as determined by SVT in its sole discretion, in the form of either (i) immediately available U.S. denominated funds or (ii) the return of the applicable number of shares of the SVT Stock, with the per share value determined by SVT's then-most recent financing; provided, however, that if SVT elects not to receive shares of the SVT Stock, it shall waive the restrictions on transfer of the shares of the SVT Stock contained in Section 5.08(a) to the extent reasonably necessary to permit Parent to sell such shares.

      (c) If either Parent or Seller shall not have satisfied any liability hereunder at any time when Buyer and SVT become obligated to make any payments of the Earnout pursuant to Section 2.11, Buyer and SVT may satisfy the unpaid portion of such Claim by setting off such amount against the amount of the Earnout payment that would otherwise be due.

      10.05. Additional Seller and Parent Indemnification . In addition to their obligations pursuant to Section 10.02(a), Seller and Parent hereby jointly and severally indemnify Buyer, SVT, their respective Affiliates, and their respective stockholders, members, partners, officers, directors, employees, and representatives against, and agree to hold them harmless from, any and all Damages incurred or suffered by any one of the foregoing arising out of or in connection with any indebtedness, liability, or similar obligation that Parent, Seller or either of their Affiliates may have to Dell Financial Services, L.P., Laurus Master Fund, Ltd., Sands Brothers Venture Capital LLC, Sands Brothers Venture Capital III LLC, Sands Brothers Venture Capital IV LLC, the State of New Jersey (pursuant only to case number DJ-288678-2004), Silicon Valley Bank, or any Affiliates, successors, or assignees of the foregoing, that occurred or existed prior to or as of the Closing or that result from the transactions contemplated by this Agreement. Furthermore, Seller and Parent agree that any such Damages may be recouped by SVT or Buyer, for their own behalf or on behalf


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

of their respective Affiliates and their respective stockholders, members, partners, officers, directors, employees, and representatives, by offsetting any amounts owed by SVT, Buyer or their Affiliates to Parent or Seller, whether pursuant to the provisions of this Agreement or one or more other commercial arrangements among the parties, it being agreed that any such recovery shall not
(a) serve as credit towards the Earnout Cap (unless otherwise so selected by SVT) or (b) be subject to the limitations contained in Section 10.03(a).

      10.06 No Waiver. No waiver of a closing condition by Buyer or SVT shall limit its rights under Section 10.02.

                                   ARTICLE XI

                                   TERMINATION

      11.01. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

      (a)   by written agreement of Buyer and Seller;

      (b) by either Buyer and SVT, on the one hand, or Seller, on the other, if the Closing shall not have been consummated on or before August 1, 2005; provided that such termination right shall not be available to a party if such party or its Affiliates has failed to fulfill its obligations under this Agreement or the acts or omissions of such party or its Affiliates have been a significant cause of the Closing not occurring on or before such date; and

      (c) by either Buyer or Seller if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

      The party desiring to terminate this Agreement pursuant to clauses (b) or
(c) shall give notice of such termination to the other parties.

      11.02. Effect of Termination. If this Agreement is terminated as permitted by Section 11.01, such termination shall be without liability of either party (or any shareholder, director, officer, employee, agent, consultant, counsel or representative of such party) to the other party to this Agreement; provided that if such termination shall result from the willful failure of any party to fulfill a condition to the performance of the obligations of another party or to perform a covenant of this Agreement or from a willful breach of any representation or warranty by any party to this Agreement, such party shall be fully liable for any and all Damages incurred or suffered by the other parties as a result of such failure or breach, subject to Section 11.03. The provisions of Sections 5.06 (Confidentiality), 12.03 (Expenses), 12.05 (Governing Law), and
12.09 (Jurisdiction) shall survive any termination hereof pursuant to Section 11.01.


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

                                   ARTICLE XII

                                  MISCELLANEOUS

      12.01. Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery, if personally delivered by hand, (ii) upon the date scheduled for delivery after such notice is sent by a nationally recognized overnight express courier or (iii) by fax upon written confirmation (including the automatic confirmation that is received from the recipient's fax machine) of receipt by the recipient of such notice:

if to SVT, to:                              with a copy to:

            Similarity Vector Technologies        John A. Meltaus
              (Sivtech) Limited                   Choate, Hall & Stewart LLP
            Wilson House                          53 State Street
            Fenian Street                         Boston, MA  02109
            Dubin 2                               Telecopy: (617) 248-4000
            Ireland
            Attn: David Smyth

if to Buyer, to:                             with a copy to:

            Similarity Systems, Inc.              John A. Meltaus
            345 Park Avenue - 17th Floor          Choate, Hall & Stewart LLP
            New York, NY  10154                   53 State Street
                                                  Boston, MA  02109
                                                  Telecopy: (617) 248-4000

if to Seller or Parent, to:                  with a copy to:

            Conversion Services                   Barry I. Grossman
              International, Inc.                 Ellenoff Grossman & Schole LLP
            100 Eagle Rock Avenue                 370 Lexington Avenue
            East Hanover, NJ  07936               New York, NY  10017-6503
            Attn:  Scott Newman                   Telecopy:  (212) 370-7889
            Telecopy:  (973) 560-9500

      12.02. Amendments; No Waivers. Any provision of this Agreement may be amended if, and only if, such amendment is in writing and signed by the parties hereto. Any provision of this Agreement may be waived by a party if the waiver is in writing and signed by the party to be bound. No failure or delay by either


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

party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      12.03. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

      12.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided however that neither SVT nor Buyer may assign this Agreement to any Person that is not an Affiliate of such party without first satisfying in full its obligations under Section 2.10 by making a payment to Parent in an amount equal to the Earnout Cap less (a) any amounts previously paid by SVT to Parent pursuant to Section 2.10, and (b) any amounts that were otherwise obligated to be paid by SVT to Parent pursuant to Section 2.10 but were applied by SVT pursuant to Sections 10.04(b) or (c) or Section 10.05 to set off all or any portion of Parent's and/or Seller's indemnification obligations to Buyer and/or SVT under this Agreement.

      12.05. Governing Law. This Agreement, the Ancillary Agreements and any controversy arising hereunder or thereunder shall be construed in accordance with and governed by the law of the State of Delaware, without regard to the conflicts of law rules of such state.

      12.06. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

      12.07. Entire Agreement. This Agreement, the Ancillary Agreements and the Mutual Non-Disclosure Agreement dated as of May 13, 2005 constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. None of the provisions of this Agreement and the Ancillary Agreements is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

      12.08. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

      12.09. Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Delaware or the


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

federal courts located therein, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any such action or proceeding may be served on any party anywhere in the world, whether within or without the Commonwealth of Massachusetts.

                  [Remainder of Page Intentionally Left Blank]










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

      IN WITNESS WHEREOF, the parties hereto here caused this Asset Purchase Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                SIMILARITY VECTOR TECHNOLOGIES (SIVTECH) LIMITED


                                By: /s/ Garry Moroney
                                   -----------------------------------
                                Name: Garry Moroney
                                Title: Chief Executive Officer

                                SIMILARITY SYSTEMS, INC.


                                By: /s/ Garry Moroney
                                   -----------------------------------
                                Name: Garry Moroney
                                Title: Chief Executive Officer

                                CONVERSION SERVICES INTERNATIONAL, INC.


                                By: /s/ Scott Newman
                                   -----------------------------------
                                Name:   Scott Newman
                                Title:  President and Chief Executive Officer

                                EVOKE SOFTWARE CORPORATION


                                By: /s/ Scott Newman
                                   -----------------------------------
                                Name:   Scott Newman
                                Title:  President and Chief Executive Officer

                                                                   SCHEDULE 2.10

                               HOLDBACK CONTRACTS

1. Child Support Agency: If a Holdback Consent is delivered within sixty (60) days of the Closing Date, 9,224 SVT Ordinary Shares; if a Holdback Consent is delivered within 61-180 days of the Closing Date, 4,612 SVT Ordinary Shares; and if a Holdback Consent is delivered more than 180 days after the Closing Date or not at all, no SVT Ordinary Shares shall be issued in connection with such contract.

2. ANZ Banking Group: If a Holdback Consent is delivered within sixty (60) days of the Closing Date, 7,579 SVT Ordinary Shares; if a Holdback Consent is delivered within 61-180 days of the Closing Date, 3,789 SVT Ordinary Shares; and if a Holdback Consent is delivered more than 180 days after the Closing Date or not at all, no SVT Ordinary Shares shall be issued in connection with such contract.

3. Aetna Healthcare: If a Holdback Consent is delivered within sixty (60) days of the Closing Date, 89,328 SVT Ordinary Shares; if a Holdback Consent is delivered within 61-180 days of the Closing Date, 44,664 SVT Ordinary Shares; and if a Holdback Consent is delivered more than 180 days after the Closing Date or not at all, no SVT Ordinary Shares shall be issued in connection with such contract.

4. SBC: If a Holdback Consent is delivered within sixty (60) days of the Closing Date, 40,823 SVT Ordinary Shares; if a Holdback Consent is delivered within 61-180 days of the Closing Date, 20,411 SVT Ordinary Shares; and if a Holdback Consent is delivered more than 180 days after the Closing Date or not at all, no SVT Ordinary Shares shall be issued in connection with such contract.

5. Boeing: If a Holdback Consent is delivered within sixty (60) days of the Closing Date, 33,107 SVT Ordinary Shares; if a Holdback Consent is delivered within 61-180 days of the Closing Date, 16,553 SVT Ordinary Shares; and if a Holdback Consent is delivered more than 180 days after the Closing Date or not at all, no SVT Ordinary Shares shall be issued in connection with such contract.

6. Countrywide Mortgage: If a Holdback Consent is delivered within sixty (60) days of the Closing Date, 17,292 SVT Ordinary Shares; if a Holdback Consent is delivered within 61-180 days of the Closing Date, 8,646 SVT Ordinary Shares; and if a Holdback Consent is delivered more than 180 days after the Closing Date or not at all, no SVT Ordinary Shares shall be issued in connection with such contract.

7. Mediabank: If a Holdback Consent is delivered within sixty (60) days of the Closing Date, 15,885 SVT Ordinary Shares; if a Holdback Consent is delivered within 61-180 days of the Closing Date, 7,942 SVT Ordinary Shares; and if a Holdback Consent is delivered more than 180 days after the Closing Date or not at all, no SVT Ordinary Shares shall be issued in connection with such contract.

8. GM Holden AU: If a Holdback Consent is delivered within sixty (60) days of the Closing Date, 12,500 SVT Ordinary Shares; if a Holdback Consent is delivered within 61-180 days of the Closing Date, 6,250 SVT Ordinary


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

      Shares; and if a Holdback Consent is delivered more than 180 days after the Closing Date or not at all, no SVT Ordinary Shares shall be issued in connection with such contract.

9. Bank of America: If a Holdback Consent is delivered within sixty (60) days of the Closing Date, 10,625 SVT Ordinary Shares; if a Holdback Consent is delivered within 61-180 days of the Closing Date, 5,312 SVT Ordinary Shares; and if a Holdback Consent is delivered more than 180 days after the Closing Date or not at all, no SVT Ordinary Shares shall be issued in connection with such contract.

10. GM Onstar: If a Holdback Consent is delivered within sixty (60) days of the Closing Date, 9,375 SVT Ordinary Shares; if a Holdback Consent is delivered within 61-180 days of the Closing Date, 4,687 SVT Ordinary Shares; and if a Holdback Consent is delivered more than 180 days after the Closing Date or not at all, no SVT Ordinary Shares shall be issued in connection with such contract.

11. Banco National: If a Holdback Consent is delivered within sixty (60) days of the Closing Date, 8,854 SVT Ordinary Shares; if a Holdback Consent is delivered within 61-180 days of the Closing Date, 4,427 SVT Ordinary Shares; and if a Holdback Consent is delivered more than 180 days after the Closing Date or not at all, no SVT Ordinary Shares shall be issued in connection with such contract.

12. Tuscon Electric: If a Holdback Consent is delivered within sixty (60) days of the Closing Date, 5,833 SVT Ordinary Shares; if a Holdback Consent is delivered within 61-180 days of the Closing Date, 2,916 SVT Ordinary Shares; and if a Holdback Consent is delivered more than 180 days after the Closing Date or not at all, no SVT Ordinary Shares shall be issued in connection with such contract.

13. Foundation IP: If a Holdback Consent is delivered within sixty (60) days of the Closing Date, 3,333 SVT Ordinary Shares; if a Holdback Consent is delivered within 61-180 days of the Closing Date, 1,666 SVT Ordinary Shares; and if a Holdback Consent is delivered more than 180 days after the Closing Date or not at all, no SVT Ordinary Shares shall be issued in connection with such contract.

14. GM - Axio Lite: If a Holdback Consent is delivered within sixty (60) days of the Closing Date, 2,500 SVT Ordinary Shares; if a Holdback Consent is delivered within 61-180 days of the Closing Date, 1,250 SVT Ordinary Shares; and if a Holdback Consent is delivered more than 180 days after the Closing Date or not at all, no SVT Ordinary Shares shall be issued in connection with such contract.

Notwithstanding anything in the foregoing to the contrary, (a) if Seller provides evidence to Buyer's reasonable satisfaction that the assignment of a Holdback Contract(s) does not require a Holdback Consent (it being acknowledged that a Holdback Consent is required for at least the Holdback Contracts referenced above as numbers 3, 5, 9, and 14), then for purposes of the foregoing, Seller shall be deemed to have delivered a Holdback Consent for such Holdback Contract within the initial sixty (60) days following the Closing Date, and (b) if the renewal period in any of the above-listed Holdback Contracts expires prior to the delivery by Seller of a Holdback Consent for such contract, then neither SVT nor Buyer shall have any further obligation to issue or deliver any SVT Ordinary Shares to Parent or Seller, or pay Parent or Seller any additional consideration of any kind or nature whatsoever, with regard to such Holdback Contract.


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